UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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TRITON
45

TRITON

2023

Notice of annual general meeting of shareholders & proxy statement

Triton at a Glance

Largest intermodal container leasing and sales company in the world	NYSE: TRTN since 2016

7.2 million twenty-foot equivalent units (“TEU”) of containers	#1 third-party container supplier to 7 of 10 top shipping lines

Global Presence and Network 21 offices in 13 countries 400+ independent depot facilities in 40+ countries

Company Values

Integrity
We conduct business the “right way,” keeping our customers’ and colleagues’ interests at the center of everything we do. We are transparent with our stakeholders and support the communities in which we operate.

Excellence
Our talented network of professionals represents the mark by which industry excellence is measured. Their experience, professionalism, and drive provide unmatched communication, service, and perspective to our worldwide customers.

Creativity
We structure transactions with customers by finding that “win-win” sweet spot that works best for them and us. We foster entrepreneurship, and we respect it in our customers. Our approach enables us to be responsive, decisive, and pivot quickly in an ever-changing world.

Long-term view
We strive for success over the long term. We take a disciplined approach to running our business and invest in our people, our equipment, and our customer relationships to create a Triton that is built to last.

Reliability
We provide efficiency and certainty in a variable world. Our scale and operational experience allow our customers to count on our promise to supply high-quality containers wherever and whenever they’re needed. We strive to exceed the highest expectations.
Teamwork Our success is built on the collaboration of our globally diverse team. We believe every relationship is an opportunity to work together to achieve common business goals.

Notice of Annual General Meeting of Shareholders
Meeting and Voting Information

DATE AND TIME April 27, 2023, at 12:00 p.m., Eastern Daylight Time.	PLACE Virtual Shareholder Meeting at www.virtualshareholdermeeting.com/TRTN2023	RECORD DATE Close of business on March 1, 2023.

VOTING Shareholders as of the record date are entitled to vote. Each common share is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.	ADMISSION You will need the 16-digit control number included in your proxy materials to participate in the virtual meeting webcast.

Items to be Voted on

PROPOSAL 1 Election of Directors	PROPOSAL 2 Advisory Vote to Approve the Compensation of Named Executive Officers	PROPOSAL 3 Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation	PROPOSAL 4 Appointment of Independent Auditors and Authorization of Remuneration
The Board recommends you vote FOR each nominee	The Board recommends you vote FOR this proposal	The Board recommends you vote for “1 Year” on this proposal	The Board recommends you vote FOR this proposal

YOUR VOTE IS IMPORTANT Even if you plan to attend the Annual Meeting via the webcast, we encourage you to vote in advance:
	VIA THE INTERNET IN ADVANCE visiting www.proxyvote.com	WITH YOUR MOBILE DEVICE Scan the QR code on your notice of internet availability of proxy materials, proxy card or voting instruction form	BY MAIL mailing your signed proxy card or voting instruction form	BY TELEPHONE calling toll-free from the United States, U.S. territories and Canada to 1-800-690-6903

ATTENDING AND VOTING AT THE MEETING
You will be able to attend the meeting online and submit questions before and during the meeting by visiting www.virtualshareholdermeeting.com/TRTN2023. You will also be able to vote your shares electronically during the meeting. Details about how to attend the Annual Meeting online and how to submit questions and cast your votes are provided under “Information About the Annual Meeting and Voting” beginning on page 69.
Triton International Limited’s proxy statement accompanies this notice. The proxy statement and the proxy card are first being made available to shareholders of record on or about March 15, 2023.
Carla L. Heiss
Secretary
March 15, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON APRIL 27, 2023: Triton's proxy statement and 2022 Annual Report are available at www.proxyvote.com.

A Letter from Our Chairman and CEO and Our Lead Independent Director
Dear Fellow Shareholders,
We are pleased to invite you to Triton International Limited’s 2023 Annual General Meeting of Shareholders on April 27, 2023 at 12:00 p.m. Eastern Daylight Time. To provide a safe and widely accessible experience for our shareholders, the Annual Meeting will be held online via live webcast. You can attend the Annual Meeting, vote your shares and submit questions electronically during the virtual meeting by visiting www.virtualshareholdermeeting.com/TRTN2023 and entering the 16-digit control number provided in your proxy materials. For more information on accessing our virtual meeting and voting, please see the section entitled ‘‘Information About the Annual Meeting and Voting’’ in the accompanying proxy statement.

Triton demonstrated strong financial performance in 2022, reflecting the durable enhancements we made to our business and balance sheet in prior years. We navigated rapidly changing market conditions with resiliency, generated record profitability and returned over $700 million of capital to shareholders.
Triton has an established track record of success, and the Board is focused on developing and strengthening the foundation that will carry the company forward in the future – our people. We dedicate significant attention to management development and succession planning, and have implemented plans to give our future leaders greater responsibility and new challenges. We continue to cultivate a deep bench of talented, diverse employees who can execute our strategic priorities and enhance our strong culture. This was illustrated clearly in 2022 as John Burns, our Chief Financial Officer, retired after over 25 years of service and Michael Pearl was selected to succeed John as CFO. This internal promotion reflects the world-class talent we have built within our organization and our confidence in their future success in new roles.
“Triton has an established track record of success, and the Board is focused on developing and strengthening the foundation that will carry the company forward in the future – our people.”
Triton also continues to build our Board to lead Triton into the future. We have added two new Directors over the last few years who have brought important new areas of expertise to our Board and expanded its gender and ethnic diversity, and we are nominating a third female director for election at the Annual Meeting. Our Board recruitment process is aimed at recruiting candidates who will continue to contribute to the Board’s balance of skills, experience, backgrounds and tenure, and our Board’s focus on and commitment to Board diversity is ongoing.
Our Board of Directors is proud of Triton’s accomplishments, and committed to ensuring Triton’s long-term success. Our Board is deeply engaged, and holds management accountable for achieving short-term performance goals and driving long-term value creation. Triton has a robust, shareholder-friendly governance framework, and our Compensation and Talent Management Committee works purposefully to closely align executive compensation with corporate performance and shareholder value creation.

“Our Board of Directors is proud of Triton’s accomplishments, and committed to ensuring Triton’s long-term success. Our Board is deeply engaged, and holds management accountable for achieving short-term performance goals and driving long-term value creation.”
Triton’s Board also works with our management team to ensure Triton remains a good corporate citizen. We believe global trade is a positive force for the world, increasing global economic growth and expanding prosperity and opportunity. Our role in making global trade more efficient and resilient supports this power of trade. We strive to take a leadership role in our industry and work proactively and collaboratively with our suppliers and customers on environmental issues. We also work hard to provide our global team with an inclusive, respectful and rewarding work environment and seek to support the communities where we operate.
We believe that Triton is very well positioned for the future. Trade growth and demand for containers have weakened over the last year as consumers have shifted spending back to services and due to global macroeconomic headwinds. But our container fleet is well protected by our long-term lease portfolio, and we expect our operating and financial performance will remain strong. We also have significant advantages. Our scale, reliability and unmatched global footprint have established Triton as the container leasing supplier of choice for most of the world’s leading shipping lines. We have meaningful capability and cost advantages, and our strong cash flows give us many levers to drive shareholder value. All of us at Triton look forward to continuing to deliver value for our customers, communities and shareholders.
We would like to thank the Triton team for their dedication and outstanding results in 2022, and thank our shareholders for your ongoing support.
Sincerely,

Brian M. Sondey Chairman and Chief Executive Officer	Robert L. Rosner Lead Independent Director

4	TRITON

2023 Proxy Statement	5

Proxy Summary
This summary highlights selected information contained in the proxy statement, but it does not contain all of the information you should consider. You should read the entire proxy statement and 2022 Annual Report carefully before you vote.
Annual Meeting Agenda and Voting Recommendations

PROPOSAL 1 Election of Directors	PROPOSAL 2 Advisory Vote to Approve The Compensation of Named Executive Officers	PROPOSAL 3 Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation	PROPOSAL 4 Appointment of Independent Auditors and Authorization of Remuneration
FOR each nominee See page 13 for more details	FOR this proposal See page 37 for more details	For “1 Year” on this proposal See page 64 for more details	FOR this proposal See page 64 for more details
Director Nominees
The following table provides summary information about our director nominees, and you can find additional information about our nominees under “Proposal 1: Election of Directors.”

Nominee and Principal Occupation	Age	Director Since	Independent	Audit Committee	Compensation and Talent Management Committee	Nominating and Corporate Governance Committee

Brian M. Sondey - Chairman Chief Executive Officer, Triton International Limited	55	2016

Robert W. Alspaugh Former Chief Executive Officer, KPMG International	76	2016

Malcolm P. Baker Robert G. Kirby Professor, Harvard Business School	53	2016

Annabelle Bexiga Former Chief Information Officer, Commercial Insurance, AIG	61	2020

Claude Germain Principal and Managing Partner, Rouge River Capital	56	2016

Kenneth Hanau Managing Director, Bain Capital	57	2016

John S. Hextall Former CEO, Kuehne & Nagel North America	66	2016

Terri A. Pizzuto* Former Chief Financial Officer, Hub Group, Inc.	64	–		–	–	–

Niharika Ramdev Former Chief Financial Officer, Global Cadillac, General Motors	53	2021

Robert L. Rosner - Lead Independent Director Founding Partner and Chairman of the Investment Committee, Vestar Capital Partners	63	2015

Simon R. Vernon Former President, Triton International Limited	64	2016

*Ms. Pizzuto is a new director nominee standing for election to our Board of Directors at the Annual Meeting.

Chair	Member

6	TRITON

PROXY SUMMARY
Board Nominees Snapshot

82% Independent	27% Female	60.7 years Average Age	5.5 years Average Tenure	18% Racially/Ethnically Diverse

Director Nominee Qualifications and Experience
Our slate of Board nominees is comprised of 11 experienced leaders with a complementary and diverse set of backgrounds, skills and experiences which, taken together, enable the Board to provide sound judgment, critical viewpoints and guidance to management in a dynamic business environment. For more information, see “Proposal 1: Election of Directors.”

EXECUTIVE LEADERSHIP EXPERIENCE

CONTAINER LEASING/LOGISTICS/ TRANSPORTATION/SUPPLY CHAIN

INTERNATIONAL EXPERIENCE

FINANCE/CAPITAL ALLOCATION

RISK MANAGEMENT

STRATEGIC PLANNING/M&A

CORPORATE GOVERNANCE/OTHER PUBLIC COMPANY BOARD

2023 Proxy Statement	7

PROXY SUMMARY
Corporate Governance Highlights

Triton has a long-standing commitment to strong corporate governance, which promotes the long-term interests of shareholders and strengthens Board and management accountability. Highlights of our corporate governance practices include:	ISS QualityScore
1
GOVERNANCE Highest Rating By
INSTITUTIONAL SHAREHOLDER SERVICES

SHAREHOLDER RIGHTS	BOARD OVERSIGHT	BOARD COMPOSITION AND INDEPENDENCE

•Annual Election of Directors •Majority Voting for Directors •No Poison Pill •Right to Call Special Meeting •One Class of Common Shares With Each Share Entitled to One Vote	•Active Strategy and Risk Oversight by Full Board and Committees, including: •Business and Market Risks •COVID-19 Response •ESG Initiatives •Human Capital Management •Robust Shareholder Engagement
•Lead Independent Director
•82% Independent Board and Fully Independent Board Committees*
•Board Commitment to Recruiting Qualified, Diverse Director Candidates
•12-Year Term Limit for Non-Management Directors

EXECUTIVE COMPENSATION AND SHAREHOLDER ALIGNMENT		OTHER GOVERNANCE PRACTICES

•Annual “Say on Pay” Advisory Vote
•Annual benchmarking of executive compensation and Company performance against relevant peer group
•Anti-Hedging/Anti-Pledging Policies for Directors, Officers and Employees
•Clawback Policy for Equity Awards and Annual Incentive Compensation
•Meaningful Share Ownership Requirements for Executive Officers and Directors

•Active Board Role in CEO and Management Succession Planning
•Regular Executive Sessions of Non-management and Independent Directors
•Director Overboarding Limits
•Annual Board and Committee Self-Assessments

*Assumes election to the Board of our new director nominee at the Annual Meeting.
Recent Governance Changes
We regularly review our governance policies and practices and incorporate valuable feedback from our shareholders in our decision making processes to ensure that our practices remain aligned with the high standards we set for ourselves across our operations. Recent governance changes include:
•Focus on Board Diversity – 27% of our Board nominees are diverse and our Board’s commitment to continuing to enhance Board diversity is ongoing
•Enhanced Share Ownership Guidelines – In 2021, we increased the share ownership guideline for non-employee directors to further align the interests of our directors with those of shareholders
•ESG/Sustainability – we amended the Nominating and Corporate Governance Committee charter to add ESG oversight duties to its responsibilities
•Human Capital – we amended the Compensation and Talent Management Committee charter to add oversight of human capital management activities, including talent management and development, Company culture and diversity and inclusion to its responsibilities

8	TRITON

PROXY SUMMARY
2022 Social Highlights
Human Capital Management
Triton seeks to attract, retain, and develop talented and motivated employees in order to ensure the current and future success, profitability, and sustainability of the Company. These goals are pursued using a multi-faceted approach that includes:

COMPANY CULTURE	HUMAN CAPITAL GOVERNANCE	TOTAL REWARDS	HEALTH AND WELLNESS	PERFORMANCE, LEARNING AND DEVELOPMENT

Triton also focuses on being a positive influence in our employees’ communities as discussed under ‘‘Corporate Social Responsibility.’’
Triton’s COVID-19 Response
In 2022, we continued to respond to the unique challenges posed by the COVID-19 pandemic. Our executive management team, together with Human Resources, continued to closely monitor developments to ensure we kept employees safe while meeting the needs of our customers. As pandemic workplace restrictions eased, we took a phased and flexible approach to reopening our offices, in accordance with local laws and regulations. In several locations, depending on local factors and business needs, we implemented hybrid work arrangements in connection with our employees’ return to the office. While temporary lockdowns or restrictions affected some of our offices during the year, as of December 31, 2022, all of our offices had reopened. We will continue to monitor developments relating to the COVID-19 pandemic and, where necessary, implement appropriate measures to protect the health and safety of our employees.
Workforce and Diversity Snapshot
We believe that the diversity of our employees and their backgrounds, cultures, languages and unique perspectives is an essential element of our company’s DNA. It enhances our creativity, problem solving, customer relationships and competitive success. We seek to foster an inclusive and respectful work environment where everyone is welcome and employees are empowered at all levels to implement new ideas to better serve our global customer base and continuously improve our processes and operations.

OUR GLOBAL AND DIVERSE WORKFORCE*	GENDER DIVERSITY (Global)*

*Based on data as of December 31, 2022.

2023 Proxy Statement	9

PROXY SUMMARY
2022 Financial and Operating Performance Highlights
Triton had a very strong year in 2022, and demonstrated the resilience of our lease portfolio and business model. We generated record profitability and nimbly shifted our capital allocation approach as we navigated a more challenging market environment following the very favorable conditions of 2021.
Financial and operating highlights for the year include:

EARNINGS PER SHARE	YEAR END UTILIZATION	ADJUSTED RETURN ON EQUITY*

$11.19 GAAP $11.32 Adjusted*	98.1%	28.4%

TOTAL SHAREHOLDER RETURN	COMMON SHARE DIVIDENDS	CASH RETURNED TO SHAREHOLDERS

19.1%	~8% Increase	$716.3 Million Returned Through Common Share Dividends and Share Repurchases

Triton has demonstrated sustained, strong financial performance over time, significantly increasing profitability and delivering strong returns across market cycles.

5-YEAR ADJUSTED EARNINGS PER SHARE

5-YEAR ADJUSTED RETURN ON EQUITY

5-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN**
*Adjusted Earnings Per Share, Adjusted Return on Equity and Cash Flow Before Capital Expenditures as used in this proxy statement are non-GAAP financial measures. Refer to Appendix A for a further discussion of these measures.
**    The chart above shows the value of a $100 investment in Triton stock over a five-year period beginning December 31, 2017, assuming all dividends were reinvested.

10	TRITON

PROXY SUMMARY
Executive Compensation Highlights
Our executive compensation program is designed to align the interests of our executive officers with those of our shareholders. Our program avoids features unfriendly to shareholders. For our executive officers, we do not have fixed term employment agreements and do not guarantee minimum bonuses or levels of compensation.
Consistently High Say-on-Pay Results

Triton has a history of strong say-on-pay results. In 2022, approximately 96% of the votes cast on our say-on-pay proposal were cast in support of the 2021 compensation of our Named Executive Officers. Although the vote was non-binding, we believe that this level of approval indicates that our shareholders strongly support our executive compensation program and policies.
The Compensation and Talent Management Committee of our Board regularly reviews and refines our executive compensation program to ensure it remains competitive, supports strategic objectives, appropriately aligns executive and shareholder interests and rewards performance. As part of this review, the Committee has made changes to our annual incentive and equity incentive programs in 2022 as described later in this proxy statement in the “Compensation Discussion and Analysis” section.
~97%
Five-Year Average Shareholder Support of Say-on-Pay Proposal

2023 Proxy Statement	11

PROXY SUMMARY
NEO Pay Overview
The table below shows how the mix of 2022 target total compensation for our CEO and our other Named Executive Officers (“NEOs”) was allocated among base salary, annual cash incentive awards, time-based restricted shares and performance-based restricted shares, summarizes the purpose and performance period for each pay element and lists the performance metrics for the annual and long-term incentives.
As further described in the “Compensation Discussion and Analysis” section, the strong results delivered to shareholders in 2022 resulted in above-target payouts of annual incentive awards. Performance-based share awards vested at target.

	Pay Element		Purpose	Performance Period	Performance Metrics/Link
	CEO	Other NEOs
Fixed
Base salary	19%	36%	•Attract and retain talent	Annual	•Subject to annual adjustment based on market data, job responsibilities and individual performance
Performance-based/At-risk
	81%	64%
Annual cash incentive	19%	25%	•Incentivize achievement of annual financial and operational/ strategic objectives	Annual	•Adjusted EPS •Cash Flow Before Capital Expenditures •Growth in Revenue Earning Assets •Operational and Strategic Objectives
Time-based restricted shares	25%	16%	•Facilitate stock ownership •Promote executive retention •Align shareholder and management interests	Three-Year Cliff Vest	•Stock price appreciation
Performance-based restricted shares	37%	23%	•Reward long-term performance, including relative to peers •Promote executive retention •Align management and shareholder interests	Three-Year Cliff Vest	•Relative total shareholder return (‘‘TSR’’) •Adjusted Return on Equity

12	TRITON

PROPOSAL 1	Election of Directors
The Board recommends a vote “FOR” the election of the nominees listed on the following pages to the Board of Directors.

We are asking our shareholders to elect the 11 director nominees identified below. The Board is currently comprised of 10 members. Each of our incumbent director’s term will expire at the Annual Meeting. We have also nominated one new director candidate, Terri A. Pizzuto, for election to the Board at the Annual Meeting. Each of our incumbent directors and our new director candidate are standing for election for a term of one year, to serve until the 2024 annual general meeting of shareholders or until their successors are elected and qualified. Our Board nominees are highly-qualified individuals with a diverse and complementary range of skills and experience that will provide the Board and management with valuable insights and enable effective oversight of our business, strategic direction and performance.
Assuming a quorum is present, each nominee will be elected as a director of Triton if such nominee receives the affirmative vote of the holders of a majority of the common shares present in person or by proxy at the Annual Meeting and entitled to vote. Shareholders are not entitled to cumulate votes in the election of directors. All nominees have consented to serve as directors, if elected. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by our Board of Directors. As of the date of this proxy statement, our Board of Directors has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected. In the absence of instructions to the contrary, a properly signed and dated proxy will vote the shares represented by that proxy “FOR” the election of the 11 nominees named below.
Board Composition
Director Skills and Qualifications
The Board believes that it is important for our directors to possess a diverse and complementary array of backgrounds, skills and experiences to provide effective oversight of Triton. The chart below summarizes certain key skills and experiences that our Board has identified as particularly valuable to this effective oversight and illustrates how the qualifications of our director nominees, taken as a whole, align with these attributes. This high-level summary is not intended to be an exhaustive list of each director nominee’s contributions to the Board.

EXECUTIVE LEADERSHIP EXPERIENCE
Experience in a leadership role with responsibility for business strategy, operations, risk management and human capital management allows Board members to effectively oversee our operations and strategy

CONTAINER LEASING/LOGISTICS/
TRANSPORTATION/SUPPLY CHAIN
Experience operating in container leasing or related transportation and logistics industries provides relevant context for Board members to evaluate our Company’s performance, business model and strategies

INTERNATIONAL EXPERIENCE
Experience operating in international businesses is important given the global nature of our business and customer base

FINANCE/CAPITAL ALLOCATION
Experience with financial markets, corporate finance and accounting and internal control processes is important in our Board’s evaluation of our capital structure and financial statements

RISK MANAGEMENT
Experience managing risk, including operational, strategic, technology and cybersecurity, financial and other risks is critical to overseeing the risks facing our Company

STRATEGIC PLANNING M&A
Knowledge and experience with business valuation, M&A transactions and strategic planning helps facilitate robust internal discussions of business and financial strategy and growth opportunities

CORPORATE GOVERNANCE/OTHER PUBLIC
COMPANY BOARD
Experience in public company governance matters, policies and best practices assists the Board in considering and adopting applicable corporate governance practices and understanding the impact of various policies on our Company

2023 Proxy Statement	13

PROPOSAL 1 - ELECTION OF DIRECTORS

Board composition changes since 2020	Diversity of recently-added and nominated Directors	Notable skills of recently-added and nominated Directors
2 recently-added incumbent directors and 1 new director candidate are independent	2 recently-added incumbent directors are ethnically diverse	Global Supply Chain
Transportation and Logistics
1 director has left the Board	2 recently-added incumbent directors and 1 new director candidate are female
Audit Financial Expertise
IT and Cybersecurity

Director Nominees

Brian M. Sondey is our Chairman and Chief Executive Officer, and has served as a director since July 2016. Upon the closing of the merger of Triton Container International Limited (“TCIL”) and TAL International Group, Inc. (“TAL”) in July 2016, Mr. Sondey, who had served as the Chairman, President and Chief Executive Officer of TAL since 2004, became the Chairman and Chief Executive Officer of Triton. Mr. Sondey joined TAL’s former parent, Transamerica Corporation, in April 1996 as Director of Corporate Development. He then joined TAL International Container Corporation in November 1998 as Senior Vice President of Business Development. In September 1999, Mr. Sondey became President of TAL International Container Corporation. Prior to his work with Transamerica Corporation and TAL International Container Corporation, Mr. Sondey worked as a Management Consultant at the Boston Consulting Group and as a Mergers & Acquisitions Associate at J.P. Morgan.
Educational Background
Mr. Sondey holds an MBA from The Stanford Graduate School of Business and a BA degree in Economics from Amherst College.
Specific Qualifications, Attributes, Skills and Experience
Mr. Sondey brings to the Board extensive industry, Company and operational experience from serving as our CEO, and prior to that from having served as the CEO of TAL. He has a breadth of experience managing a global business and in the areas of corporate finance and capital allocation, risk management, human capital management, strategic planning and mergers and acquisitions, as well as subject matter knowledge in the areas of logistics and international trade. As our CEO, he provides our Board with valuable perspectives regarding our business, strategy and performance and strengthens the Board of Directors’ collective knowledge, capabilities, and experience.

14	TRITON

PROPOSAL 1 - ELECTION OF DIRECTORS

Robert W. Alspaugh has served as a director of the Company since July 2016 and is the Chair of the Audit Committee. Mr. Alspaugh also served as a director of TCIL from 2012 to 2016. Mr. Alspaugh had a 36-year career with KPMG LLP, including serving as Chief Executive Officer of KPMG International from 2002 to 2006. Prior to that, he served as Deputy Chairman and Chief Operating Officer of KPMG’s U.S. practice from 1998 to 2002 and, over the course of his career served as senior partner for a diverse array of global and domestic companies across a broad range of industries. Mr. Alspaugh previously served on the board of directors of Autoliv, Inc., Ball Corporation, Veoneer, Inc. and Verifone Systems, Inc.
Educational Background
Mr. Alspaugh received his B.B.A. degree in accounting from Baylor University, where he graduated summa cum laude.
Specific Qualifications, Attributes, Skills and Experience
Mr. Alspaugh brings to the Board knowledge and experience in a variety of areas, including extensive financial, accounting and auditing expertise, as well as a deep understanding of corporate finance, strategy, economics, international business and extensive public company board experience that strengthens the Board of Directors’ collective knowledge, capabilities, and experience.

Malcolm P. Baker has served as a director since July 2016. Mr. Baker also served as a director of TAL from September 2006 to July 2016. Mr. Baker is the Robert G. Kirby Professor at the Harvard Business School and the director of research at Acadian Asset Management. From 2011 through 2018, he was the director of the corporate finance program at the National Bureau of Economic Research, and from 2014 to 2018 he was the unit head for finance at Harvard Business School.
Educational Background
Mr. Baker holds a BA in applied mathematics and economics from Brown University, an M.Phil. in finance from Cambridge University, and a Ph.D in business economics from Harvard University.
Specific Qualifications, Attributes, Skills and Experience
Mr. Baker brings to the Board knowledge and experience in a variety of areas, including corporate finance, economics, capital markets, ESG investing and financial risk management both from an academic and finance industry perspective that strengthens the Board of Directors’ collective knowledge, capabilities, and experience.

2023 Proxy Statement	15

PROPOSAL 1 - ELECTION OF DIRECTORS

Annabelle Bexiga has served as a director since July 2020. Ms. Bexiga served as Chief Information Officer of Global Commercial Insurance at American International Group (AIG) from 2015 to 2017. Prior to that, she was Executive Vice President, Chief Information Officer at TIAA, where she worked from 2010 to 2015. She has also held leadership positions at Bain Capital, J.P. Morgan & Co. and Deutsche Bank, including as CIO of Bain Capital, LP from 2008 to 2010 and JPMorgan Invest from 2003 to 2006. Ms. Bexiga currently is a self-employed consultant and also serves on the board of directors of FLEETCOR Technologies, Inc. and StoneX Group Inc. and on the supervisory board of DWS Group GmbH of Frankfurt, Germany.
Educational Background
Ms. Bexiga received her B.S. degree with a concentration in Computer Science from Seton Hall University and an Executive MBA from Rutgers University, Singapore.
Specific Qualifications, Attributes, Skills and Experience
Ms. Bexiga brings to the Board knowledge and experience in a variety of areas, including information technology and financial services, and as a director of other U.S. and international public companies. Her extensive experience in information systems, cybersecurity, capital markets, risk management and corporate governance strengthens the Board of Directors’ collective knowledge, capabilities, and experience.

Claude Germain has served as a director since July 2016 and is the Chair of the Compensation and Talent Management Committee. Mr. Germain also served as a director of TAL from February 2009 to July 2016. Mr. Germain is the Founder and Managing Partner of Rouge River Capital, an investment firm established in 2008 focused on acquiring controlling interests in a diversified portfolio of North American mid-market businesses spanning the trucking, manufacturing, dealership, real estate and leasing industries. From 2011 to 2013, Mr. Germain was also President and CEO of SMTC Corporation, a global manufacturer of electronics based in Canada and also served on its board of directors. From 2005 to 2010, Mr. Germain was Executive Vice President and Chief Operating Officer for Schenker of Canada Ltd., an affiliate of DB Schenker, one of the largest logistics service providers in the world. Prior to that, Mr. Germain was the President of a Texas-based third-party logistics firm and a management consultant specializing in distribution for The Boston Consulting Group. Mr. Germain serves on the boards of several private companies, as well as The Canada Post Corporation. In 2002 and 2007, Mr. Germain was named Canadian Executive of the Year in Logistics.
Educational Background
Mr. Germain holds an MBA from Harvard Business School and a Bachelor of Engineering Physics (Nuclear) from Queen’s University.
Specific Qualifications, Attributes, Skills and Experience
Mr. Germain brings to the Board knowledge and experience in a variety of areas, including logistics, transportation, distribution, risk management, strategic planning and corporate governance that strengthens the Board of Directors’ collective knowledge, capabilities, and experience.

16	TRITON

PROPOSAL 1 - ELECTION OF DIRECTORS

Kenneth Hanau has served as a director since July 2016. Mr. Hanau also served as a director of TAL from October 2012 to July 2016. Mr. Hanau is a Partner at Bain Capital Private Equity, a unit of Bain Capital, one of the world’s foremost private investment firms with approximately $160 billion in assets under management. He has significant experience in private equity investing, with specialized focus in the industrial and business services sectors, and currently leads Bain Capital Private Equity’s North American Industrials team. Prior to joining Bain Capital in 2015, Mr. Hanau was the Managing Partner of 3i’s private equity business in North America. Previously, Mr. Hanau held senior positions with Weiss, Peck & Greer and Halyard Capital. Before that, Mr. Hanau worked in investment banking at Morgan Stanley and at K&H Corrugated Case Corporation, a family-owned packaging business. Mr. Hanau is also a director of Diversey, Inc., a provider of hygiene, infection prevention and cleaning solutions. Mr. Hanau is a certified public accountant and started his career with Coopers & Lybrand.
Educational Background
Mr. Hanau received his B.A. with honors from Amherst College and his M.B.A. from Harvard Business School.
Specific Qualifications, Attributes, Skills and Experience
Mr. Hanau brings to the Board knowledge and experience in a variety of areas, including corporate finance, capital markets, accounting, risk management and strategic planning that strengthens the Board of Directors’ collective knowledge, capabilities, and experience.

John S. Hextall has served as a director since July 2016. Mr. Hextall is President and founder of Steers, Inc., a strategy and management consulting firm established in 2016. He is also President and founder of Steers Property Management, LLC, a property investment firm established in 2019. He served as Chief Executive Officer of Shanghai based De Well Group, a privately held logistics company, from October 2016 to September 2021 and currently serves as an Executive Director of De Well Holdings Ltd. From 2010 to 2016, Mr. Hextall served as President and CEO of the North American Region of Kuehne + Nagel, Inc., a leading global transportation and logistics provider. He also served as CEO of Nacora Insurance Brokers Inc. Prior to his role at Kuehne + Nagel, Inc., Mr. Hextall had a wide-ranging, 17-year career at UTi Worldwide Inc., a supply chain management company, including serving as a member of UTi’s Executive Management Board from 2005 to 2009, Executive Vice President and President of Freight Forwarding from 2008 to 2010, Executive Vice President and Chief Operating Officer from 2007 to 2008 and Executive Vice President and Global Leader of Client Solutions & Delivery from 2006 to 2007. Mr. Hextall previously served as a nominee of CPP Investments (CPPIB) on the board of directors of Pacific National in Sydney, Australia.
Educational Background
Mr. Hextall received a Bachelor of Science, Combined Honors Degree in Transport Planning & Operations, Urban Planning and Computer Science, at the Faculty of Engineering from Aston University in Birmingham, UK.
Specific Qualifications, Attributes, Skills and Experience
Mr. Hextall brings to the Board knowledge and experience in a variety of areas, including logistics, international transportation (sea and air freight), customs and compliance, distribution, risk management and strategic planning that strengthens the Board of Directors’ collective knowledge, capabilities, and experience.

2023 Proxy Statement	17

PROPOSAL 1 - ELECTION OF DIRECTORS

Terri A. Pizzuto is a new director nominee. Ms. Pizzuto served as Executive Vice President, Chief Financial Officer and Treasurer of Hub Group, Inc., a publicly traded supply chain solutions provider that offers multi-modal transportation services throughout North America, from 2007 until her retirement in 2020. Prior to that, she served as Vice President, Finance of Hub Group from 2002 to 2007. Before joining Hub Group, Ms. Pizzuto spent 22 years at Arthur Andersen, LLP, including the last six years as an audit partner, where she served a wide variety of SEC registrants and other clients in logistics, manufacturing, high tech and other industries. She also serves on the board of directors of The Shyft Group, Inc., a North American leader in specialty vehicle manufacturing, assembly, and upfit for the commercial, retail and service specialty vehicle markets, as well as on the boards of directors of several private companies.
Educational Background
Ms. Pizzuto received a B.S. in Accountancy from the University of Illinois at Urbana-Champaign.
Specific Qualifications, Attributes, Skills and Experience
Ms. Pizzuto brings to the Board knowledge and experience in a variety of areas, including financial and accounting expertise, SEC regulatory compliance, investor relations, technology transformations, acquisitions and divestitures and asset management. In addition, her experience with diversity, equity and inclusion, climate/environmental sustainability and human capital management initiatives strengthens the Board of Directors’ collective knowledge, capabilities, and experience.

Niharika Taskar Ramdev has served as a director of the Company since August 2021. Ms. Ramdev spent over two decades with General Motors (“GM”), including several senior finance management positions. From January 2018 to April 2019, Ms. Ramdev served as Chief Financial Officer for GM’s Global Cadillac division. From July 2015 to January 2018, she served as Chief Financial Officer for General Motors International. From April 2014 to June 2015, Ms. Ramdev served as Vice President of Finance and Treasurer for GM. From August 2011 to March 2014, she served as Chief Financial Officer for Global Purchasing and Supply Chain. Ms. Ramdev also serves on the Board of Directors of Kaman Corporation, a diversified company that conducts business in the aerospace and defense, industrial and medical markets, and Silgan Holdings, a supplier of sustainable packaging solutions for consumer goods products. Ms. Ramdev previously served on the boards of directors of Renewable Energy Group, Inc. and XL Fleet Corp.
Educational Background
Ms. Ramdev received her undergraduate degree from the University of Mumbai and an M.B.A. from Harvard Business School.
Specific Qualifications, Attributes, Skills and Experience
Ms. Ramdev brings to the Board knowledge and experience in a variety of areas, including finance, risk management, supply chain and international operations that strengthens the Board of Directors’ collective knowledge, capabilities, and experience.

18	TRITON

PROPOSAL 1 - ELECTION OF DIRECTORS

Robert L. Rosner has served as a director since October 2015 and is our Lead Independent Director and the Chair of the Nominating and Corporate Governance Committee. He previously served as director of TCIL from 2013 to 2016 and as a member of its Compensation Committee. He is a Founding Partner and Chairman of the Investment Committee of Vestar Capital Partners. From 2013 to 2022, Mr. Rosner served as Co-President of Vestar Capital Partners and prior to that, spent ten years based in Paris as President of Vestar Capital Partners Europe. Prior to the formation of Vestar Capital Partners in 1988, Mr. Rosner was a member of the Management Buyout Group at The First Boston Corporation. He is a director of Edward Don & Company and Stratus. Mr. Rosner previously served as a director of Civitas Solutions and Institutional Shareholder Services Inc.
Educational Background
Mr. Rosner received a B.A. in Economics from Trinity College and an M.B.A. with distinction from The Wharton School of the University of Pennsylvania.
Specific Qualifications, Attributes, Skills and Experience
Mr. Rosner brings to the Board knowledge and experience in a variety of areas, including international business, corporate finance, capital markets, strategic planning, risk management and corporate governance that strengthens the Board of Directors’ collective knowledge, capabilities, and experience.

Simon R. Vernon has served as a director since July 2016. Upon the closing of the merger of TCIL and TAL in July 2016, Mr. Vernon, who had served as the President and Chief Executive Officer of TCIL from 2003 until 2016, became the President of Triton, a position which he held until he retired on February 28, 2018. Before being named President and Chief Executive Officer of TCIL, Mr. Vernon served as Executive Vice President of TCIL beginning in 1999, Senior Vice President beginning in 1996 and Vice President of Global Marketing beginning in 1994. Mr. Vernon also served as Director of Marketing of TCIL beginning in 1986, responsible for Southeast Asia and China and, beginning in 1991, for all of the Pacific basin. Prior to joining TCIL, Mr. Vernon served as chartering manager at Jardine Shipping Limited from 1984 to 1985, as a manager in the owner’s brokering department at Yamamizu Shipping Company Limited from 1982 to 1984 and as a ship broker with Matheson Charting Limited from 1980 to 1982. Mr. Vernon is also a director of Through Transport Club (Bermuda) and Tristar Container Services (Asia) Pvt. Limited, a joint venture between Triton and Marine Container Services (I) Pvt. Limited.
Educational Background
Mr. Vernon holds a B.A. from Exeter University in England.
Specific Qualifications, Attributes, Skills and Experience
Mr. Vernon brings to the Board knowledge and experience in a variety of areas, including extensive industry knowledge as a former senior executive of our company and TCIL, as well as logistics, human capital management, strategic planning, risk management and mergers and acquisitions experience that strengthens the Board of Directors’ collective knowledge, capabilities, and experience.

2023 Proxy Statement	19

PROPOSAL 1 - ELECTION OF DIRECTORS
Board Refreshment, Director Selection and Nomination Process
The Board, led by the Nominating and Corporate Governance Committee, regularly evaluates its own composition and succession plans in light of the Company’s evolving business and strategic needs. The focus of this process is to ensure that the Board is comprised of directors who possess an appropriate balance of tenure, relevant skills, professional experiences and backgrounds and diverse viewpoints and perspectives in order to effectively oversee the Company’s operations and strategy. This includes diversity of gender, race, ethnicity, age, geography, sexual orientation and gender identity. To promote thoughtful Board refreshment, we have:
•established a process for ongoing Board succession planning and assessing director candidates which incorporates a focus on Board diversity;
•utilized our annual Board and Committee assessment process to solicit feedback on Board and Committee size and structure; and
•adopted term limits for non-management directors.
The composition of our slate of director nominees reflects the Board’s commitment to ongoing refreshment, with two new directors having joined the Board since the beginning of 2020 and one new director candidate nominated for election at the upcoming Annual Meeting. The average age of our director nominees is 60.7 years, and the average tenure of our director nominees is 5.5 years.
Board Candidate Evaluation and Succession Planning Considerations
When evaluating a director candidate, the Nominating and Corporate Governance Committee considers factors that are in the best interests of Triton and its shareholders, including:
•personal qualities of leadership, integrity and judgment of each candidate;
•the professional experience of the candidate and their potential contributions to the diversity of knowledge, backgrounds, experience and competencies of our Board and its committees, including those key skills discussed under Director Skills and Qualifications;
•each candidate’s ability to devote sufficient time and effort to fulfill a director’s duties to the Company, given the candidate’s other commitments;
•whether the individual meets applicable independence requirements and is free of conflicts of interest; and
•other relevant factors as may be considered by our Board from time to time.
In that regard, the Board may identify certain skills, experiences or attributes as being particularly desirable to help meet specific Board needs that have arisen or are expected to arise. When the Nominating and Corporate Governance Committee reviews a potential new candidate, it looks specifically at the candidate's qualifications in light of these needs as well as the qualifications for Board membership described above. Additionally, the Nominating and Corporate Governance Committee annually reviews the tenure, skills and contributions of existing Board members to the extent they are candidates for re-election.
In connection with the director nomination process, the Nominating and Corporate Governance Committee may identify candidates through recommendations provided by members of the Board, management, shareholders or other persons, and has also engaged professional search firms to assist in identifying or evaluating qualified candidates. Ms. Pizzuto, who has been nominated for election at the upcoming Annual Meeting, was identified through a search firm.

The Board seeks and values diversity
Over the past several years, Triton has meaningfully advanced the diversity of the Board by recruiting new directors with exceptional qualifications and experiences who reflect diverse backgrounds and perspectives. Since the beginning of 2020, the Board has added two new ethically diverse female directors. The Board has also nominated a third female director candidate for election at the upcoming Annual Meeting. The Board’s commitment to diversity is ongoing. When conducting searches for new directors, the Nominating and Corporate Governance Committee intends to continue to take steps to include a diverse slate of candidates in the pool from which director candidates are chosen (sometimes referred to as the “Rooney Rule”).

20	TRITON

PROPOSAL 1 - ELECTION OF DIRECTORS
Board Tenure and Term Limit Policy
The Board recognizes the importance of maintaining an appropriate balance of tenure on the Board which allows it to benefit from both the historical and institutional knowledge of longer-tenured directors as well as the additional, fresh perspectives contributed by newer directors. As a result, our Board has adopted a director term limit policy. Under this policy, directors (other than any management director) will be subject to a maximum term limit of 12 years, unless an exemption is granted by the Board. The current average tenure of our director nominees is approximately 5.5 years.
Director Overboarding Policy
To help ensure that all of our directors have sufficient time to fulfill their duties to the Company, our Corporate Governance Principles and Guidelines provide that a director who serves as CEO, CFO or other named executive officer at another public company should not serve on more than two public company boards, including our Board. Other directors should not serve on more than four public company boards, including our Board.
Shareholder Candidate Recommendations and Nominations Process
The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders and evaluate them using the same criteria as for other candidates. The Nominating and Corporate Governance Committee may conduct such inquiry into each candidate’s background, qualifications and independence as it believes is necessary or appropriate under the circumstances and regardless of whether the candidate was recommended by shareholders or by others.
Any nominations of director candidates by shareholders pursuant to the advance notice provisions of our Bye-Laws should be submitted to the Nominating and Corporate Governance Committee, Triton International Limited, Victoria Place, 5th Floor, 31 Victoria Street, Hamilton HM 10, Bermuda not before December 29, 2023 and not later than January 28, 2024 for the 2024 Annual General Meeting and should otherwise comply with the requirements for shareholder director nominations in our Bye-Laws. Submission must include the full name, age, business address and residence and must include all information required by the proxy rules, applicable law and our Bye-Laws. If a shareholder submits a director candidate in accordance with the requirements specified in our Bye-Laws, the Nominating and Corporate Governance Committee will consider such director candidate using the same standards it applies to evaluate other director candidates.

2023 Proxy Statement	21

Corporate Governance
Corporate Governance Framework
Triton has a long-standing commitment to strong corporate governance, management accountability and ethical standards which promotes the long-term interests of shareholders. Evidencing this commitment, the Board has adopted the Triton Corporate Governance Principles and Guidelines, Code of Conduct and Code of Ethics for Chief Executive and Senior Financial Officers, as well as charters for each of the Board’s committees. These documents constitute the foundation of our corporate governance structure and are available on our website (www.trtn.com) in the Investors section under “Corporate Governance.” The Board regularly reviews our policies and processes in the context of current corporate governance trends, regulatory changes and recognized best practices.
Highlights of our corporate governance practices include:

SHAREHOLDER RIGHTS	BOARD OVERSIGHT	BOARD COMPOSITION AND INDEPENDENCE

•Annual Election of Directors •Majority Voting for Directors •No Poison Pill •Right to Call Special Meeting •One Class of Common Shares With Each Share Entitled to One Vote	•Active Strategy and Risk Oversight by Full Board and Committees, including: •Business and Market Risks •COVID-19 Response •ESG Initiatives •Human Capital Management •Robust Shareholder Engagement
•Lead Independent Director
•82% Independent Board and Fully Independent Board Committees*
•Board Commitment to Recruiting Qualified, Diverse Director Candidates
•12-Year Term Limit for Non-Management Directors

EXECUTIVE COMPENSATION AND SHAREHOLDER ALIGNMENT		OTHER GOVERNANCE PRACTICES

•Annual “Say on Pay” Advisory Vote
•Annual Benchmarking of Executive Compensation and Company Performance Against Relevant Peer Group
•Anti-Hedging/Anti-Pledging Policies for Directors, Officers and Employees
•Clawback Policy for Equity Awards and Annual Incentive Compensation
•Meaningful Share Ownership Requirements for Executive Officers and Directors

•Active Board Role in CEO and Management Succession Planning
•Regular Executive Sessions of Non-management and Independent Directors
•Director Overboarding Limits
•Annual Board and Committee Self-Assessments

*Assumes election to the Board of our new director nominee at the Annual Meeting.

22	TRITON

CORPORATE GOVERNANCE
Board Independence
Our slate of Board nominees is comprised of a substantial majority of independent directors. Nine out of 11 of our nominees are independent. Additionally, our Audit Committee, Compensation and Talent Management Committee and Nominating and Corporate Governance Committee are composed entirely of independent directors. In accordance with the listing standards of the NYSE, to be considered independent, a director must have no material relationship with Triton directly or as a partner, shareholder or officer of an organization that has a relationship with Triton. The NYSE has also established enhanced independence standards applicable to members of our Audit Committee and our Compensation and Talent Management Committee.
The Board annually reviews commercial and other relationships between directors or members of their immediate families and Triton and considers relevant facts and circumstances in order to make a determination regarding the independence of each director. The Board has adopted guidelines to assist it in determining whether a director or director nominee is independent in accordance with the applicable rules of the NYSE. These Director Independence Standards are available on our website at www.trtn.com.
Based on the evaluation and criteria described above, our Board of Directors has determined that except for our CEO, Mr. Sondey, and our former President, Mr. Vernon, all of our incumbent directors qualify as independent (directors Alspaugh, Baker, Bexiga, Germain, Hanau, Hextall, Ramdev and Rosner). In addition, our Board of Directors has determined that our new director candidate, Ms. Pizzuto, qualifies as independent.
Board Leadership Structure
Our Board does not have a policy that the roles of Chief Executive Officer and Chairman of the Board be either combined or separated, because the Board believes this determination should be made based on the best interests of Triton and its shareholders at any point in time based on the facts and circumstances then facing our Company. The Board believes that having a combined Chairman and Chief Executive Officer, a Lead Independent Director with meaningful responsibilities as described below, a Board of Directors comprised of over 80% independent directors and committees composed entirely of independent directors currently provides a strong and effective leadership structure with robust independent oversight. In addition, we believe that having a single leader for the Company by combining the Chairman and CEO roles provides greater clarity on our executive leadership for customers in certain global markets.
The independent directors elect a Lead Independent Director annually. Mr. Rosner is currently serving as Lead Independent Director. The Board believes that having a Lead Independent Director provides the Board with independent leadership and facilitates the independence of the Board from management. The Nominating and Corporate Governance Committee regularly evaluates the responsibilities of the Lead Independent Director and considers current trends regarding independent board leadership.

The Lead Independent Director’s Role
•presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors, and meets with the Chairman and Chief Executive Officer for discussion of appropriate matters arising from these sessions;
•consults with the Chairman and approves all meeting agendas and schedules;
•interviews, along with the members of the Nominating and Corporate Governance Committee, all director candidates and makes recommendations to the Nominating and Corporate Governance Committee;
•provides leadership to the Board if circumstances arise in which the role of the Chairman or Chief Executive Officer may be, or may be perceived to be, in conflict;
•has the authority to call meetings of the independent directors;
•consults with the Compensation and Talent Management Committee with regard to the annual performance review of the Chief Executive Officer;
•works with the Compensation and Talent Management Committee to guide the Board’s oversight of management succession plans;
•works with the Nominating and Corporate Governance Committee to facilitate the evaluation of the performance of the Board and committees; and
•performs such other duties and responsibilities as the Board may determine.

2023 Proxy Statement	23

CORPORATE GOVERNANCE
Board Committees
To support effective corporate governance, our Board has established the Audit Committee, Compensation and Talent Management Committee and Nominating and Corporate Governance Committee. These committees are comprised solely of independent directors and have the authority to engage legal counsel or other advisors or consultants as they deem appropriate to carry out their responsibilities. The committees report regularly to the Board on their activities.
Each of the committee charters is available on our website at www.trtn.com. The below table provides current membership and meeting information for each of these committees in 2022 unless otherwise indicated.

Audit Committee

Members: Robert W. Alspaugh (Chair) Malcolm P. Baker Annabelle Bexiga Kenneth Hanau Niharika Ramdev Committee Meetings in 2022: 4
Committee Roles and Responsibilities:
The Committee assists the Board in:
•overseeing our financial reporting and disclosure processes, including the adequacy and effectiveness of our internal controls over financial reporting and our disclosure controls and procedures
•appointing, overseeing and establishing the compensation of the independent registered accounting firm, and the independence of such firm with respect to services performed
•overseeing compliance with legal and regulatory requirements, and monitoring risk management and assessment processes, including cybersecurity risks
•overseeing the work and performance of the internal audit function
The Board has determined that:
•Mr. Alspaugh and Ms. Ramdev each qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission (the “SEC”) and all members are considered “financially literate” under NYSE rules.
•All members of the Audit Committee are independent in accordance with SEC and NYSE independence standards for audit committee members.
•Ms. Pizzuto, who we anticipate will be appointed to the Audit Committee upon election at the Annual Meeting, qualifies as an “audit committee financial expert” as defined by the SEC, is considered “financially literate” under NYSE rules and is independent in accordance with SEC and NYSE independence standards for audit committee members.

Compensation and Talent Management Committee

Members: Claude Germain (Chair) John S. Hextall Robert L. Rosner Committee Meetings in 2022: 6
Committee Roles and Responsibilities:
The Committee assists the Board in:
•establishing and overseeing our general compensation philosophy, strategy and principles
•approving the goals and objectives relevant to compensation of the CEO and other executive officers and conducting, in consultation with the full Board, an annual evaluation of the Chief Executive Officer’s performance
•reviewing and approving the compensation of our executive officers
•overseeing senior management succession planning
•reviewing our compensation programs annually to evaluate unnecessary or excessive risk taking
•making recommendations to the Board regarding the compensation program for non-employee directors
•reviewing our human capital management activities, including matters relating to talent management and development, talent acquisition, Company culture and employee engagement, and diversity and inclusion
The Board has determined that:
•All members of the Compensation and Talent Management Committee are independent in accordance with SEC and NYSE independence standards for compensation committee members.

24	TRITON

CORPORATE GOVERNANCE

Nominating and Corporate Governance Committee

Members: Robert L. Rosner (Chair) Claude Germain John S. Hextall Committee Meetings in 2022: 4
Committee Roles and Responsibilities:
The Committee assists the Board in:
•identifying and recommending director nominees, including establishing policies for considering shareholder nominees for election to the Board
•reviewing the size and composition of the Board and its committees, and making recommendations to the Board regarding these matters as well as the structure, function and operation of the Board
•leading the Board in shaping the corporate governance of the Company, including developing and overseeing the corporate governance principles and guidelines
•overseeing the annual self-assessment processes for the Board and its committees
•overseeing ESG initiatives and risks

Compensation and Talent Management Committee Interlocks and Insider Participation
None of the members of the Compensation and Talent Management Committee are officers, employees or former officers of the Company. No executive officer of the Company served as a member of the compensation committee (or other committee performing equivalent functions) or board of directors of another entity one of whose executive officers served on the Compensation and Talent Management Committee or as a director of the Company.
Annual Board and Committee Self-Assessment Process
The Board conducts an evaluation of its performance and effectiveness on an annual basis. The Nominating and Corporate Governance Committee, led by the Lead Independent Director, oversees the process for the Board and committee self-assessments each year. The purpose of the self-assessment is to obtain the directors’ feedback on the composition, structure and overall performance of the Board and its committees and identify ways to enhance the Board’s effectiveness.

1	Questionnaire
Each director receives a written questionnaire developed by the Nominating and Corporate Governance Committee to solicit input on topics including:
•Relevance and completeness of meeting agendas and materials
•Meeting frequency and mechanics
•Board and committee size, composition and structure
•Quality of Board discussions
•Board meeting dynamics and culture
•Board responsibilities, including with respect to oversight of strategy, risk management, operating performance, succession planning and governance
•Board relationships with management

2	Compilation and Assessment	The Nominating and Corporate Governance Committee compiles and reviews the collective views and comments of the directors.

3	Discussion of Feedback	Chair of the Committee reports the results to the full Board.

4	Implementation of Feedback	The Board develops action plans to implement appropriate changes.

2023 Proxy Statement	25

CORPORATE GOVERNANCE
In addition, the Nominating and Corporate Governance Committee, working with the Chair of each committee, oversees annual self-assessments for each committee using the same process as the Board self-assessment. The Chair of each committee reports the results of the committee evaluations to the members of the committee and to the Board.
In recent years, the Board’s approach to Board and committee self-assessments has resulted in Board refreshment and increased focus on Board diversity, development of enhanced CEO succession planning processes and changes made to Board meeting agendas and schedules, management presentations and committee responsibilities.
Director Engagement
Board Meetings and Attendance

~99% Attendance
The Board and its committees meet throughout the year on an established schedule and hold special meetings from time to time as appropriate. Directors are expected to attend all meetings of the Board of Directors and the committees on which they serve, and to attend the annual meeting of shareholders.
The Board of Directors held seven meetings in 2022, as well as an informal year-end dedicated strategic planning session with management. All incumbent directors attended 75% or more of the combined total meetings of our Board and the committees on which they served in 2022. Attendance at Board and committee meetings during 2022 averaged 99% for incumbent directors as a group. In 2022, all of our then serving directors attended our annual meeting.

Executive Sessions
To promote open discussion among the non-executive directors, our non-executive directors meet regularly in executive sessions without management participation. For purposes of these executive sessions, our “non-executive” directors are those directors who are not executive officers of Triton. In addition, to promote open discussion among the independent directors, our independent directors meet from time to time in executive session. Mr. Rosner, as Lead Independent Director, presides at the Board’s executive sessions.
Director Onboarding and Education
We provide new directors with a substantive onboarding program and provide continuing education for all directors on governance, industry and other timely topics relevant to their service on the Board.

New Director Onboarding	The onboarding program is tailored to the needs of each new director, depending on the director’s experience and the Board committee(s) on which the director is expected to serve. This includes a series of introductory meetings with members of the senior management team to learn about the Company’s operations, the Board and its governance framework, key industry and competitive factors and other matters. Materials provided to new directors include background information on the Company’s financial results, capital structure, operations, organization and management, corporate governance and other policies and strategic initiatives.

Continuing Director Education	Continuing director education is provided during portions of Board and committee meetings and as stand-alone sessions outside of meetings. Among other topics during 2022, our Board heard from external subject matter experts on technology and global macroeconomic trends. In addition, we support director participation in continuing education programs and reimburse directors for reasonable costs associated with attendance.

26	TRITON

CORPORATE GOVERNANCE
Codes of Conduct
We have adopted a Code of Conduct which applies to all officers, directors and employees. Additionally, we have adopted a Code of Ethics for Chief Executive and Senior Financial Officers (Chief Financial Officer and Controller). These codes are available on our website at www.trtn.com. Copies of these documents may also be obtained by sending a request in writing to our Corporate Secretary at Triton International Limited, Victoria Place, 5th Floor, 31 Victoria Street, Hamilton HM 10, Bermuda.
If we make any substantive amendment to, or grant a waiver from, a provision of the Code of Conduct (to the extent applicable to certain officers and our directors) or the Code of Ethics for Chief Executive and Senior Financial Officers, we will promptly disclose the nature of the amendment or waiver on our website at www.trtn.com to the extent required by applicable law or regulation.
Certain Relationships and Related Person Transactions
Triton’s codes described above and other policies discourage conflicts of interest or the appearance of conflicts of interest and provide guidance for identifying, handling and reporting conflicts of interest. Additionally, the Board has adopted a written policy regarding related person transactions. These are defined, subject to certain exceptions, as any transaction or series of transactions:
•in which the Company or a subsidiary was or is a participant;
•where the amount involved exceeds or is expected to exceed $120,000 in any fiscal year; and
•in which the related person (i.e., a director, director nominee, executive officer, greater than five percent beneficial owner of the Company’s common shares) or any immediate family member has or will have a direct or indirect material interest.
Review of Transactions with Related Persons
Pursuant to its charter and the related person transactions policy, the Audit Committee reviews and approves or ratifies related person transactions. Triton has multiple processes for reporting conflicts of interests, including related person transactions. In connection with their initial nomination or appointment and annually thereafter, our directors and executive officers complete questionnaires designed to elicit information about potential related person transactions and/or conflicts of interest. In addition, the directors and executive officers are expected to promptly advise our General Counsel if there are any changes to the information they previously provided. Transactions deemed reasonably likely to be related person transactions are reviewed by the Audit Committee at its next meeting, unless action is required sooner. In such a case, the transaction would be submitted to the Chair of the Audit Committee, whose determination would be reported to the full committee at its next meeting. In reviewing related person transactions, the following factors will generally be considered:
•the nature of the related person’s interest in the transaction;
•the purpose and material terms of the transaction, including the amount and type of transaction;
•the importance of the transaction to the related person and to Triton;
•whether the transaction is in the ordinary course of Triton’s business and whether it was initiated by Triton or the related person;
•whether the transaction is on terms no less favorable to Triton than terms that could have been reached with an unrelated third party;
•whether the transaction would impair the judgment of a director or executive officer to act in the best interest of Triton; and
•any other matters deemed appropriate with respect to the particular transaction.
Any member of the Triton Board who is a related person with respect to a transaction will be recused from the review of the transaction. These transactions are also reviewed in the context of making initial and annual independence determinations regarding directors. See "Corporate Governance - Board Independence" for further information.
Following Simon Vernon’s retirement as President of the Company, Mr. Vernon has served as the Company’s representative on the Board of Directors of the Through Transport (TT) Club, a mutual insurance company, and is paid $20,000 for each meeting of the Board of Directors of the TT Club that he attends. In 2022, he earned $60,000 for the meetings that he attended. Additionally, Mr. Vernon is the Company’s representative on the Board of Directors of Tristar Container Services (Asia) Private Limited and is paid $40,000 a year, plus an additional $10,000 for meetings held in India. In 2022, he earned $40,000 in connection with his service. He is also reimbursed for reasonable expenses that he incurs in providing the above services.

2023 Proxy Statement	27

CORPORATE GOVERNANCE
Shareholder Outreach and Engagement
As part of our commitment to effective corporate governance, we regularly engage with our shareholders to help us better understand their views on key topics important to them.
This includes meetings with investors, prospective investors and investment analysts at industry conferences and roadshows, as well as phone calls and meetings throughout the year. We held virtual investor days in 2020 and 2021 and conducted follow-up outreach with investors after the events. Additionally, in 2022 we conducted a third-party investor perception study to gather relevant perspectives on our Company.
Investor feedback from these discussions and activities is shared with the Board and its committees and helps to inform the development of our governance and other policies and practices, as well as the ongoing evaluation of our business strategy, performance and investor relations efforts.
Below is a summary of the recent key topics addressed in our shareholder engagement activities, Triton personnel who participated in these shareholder engagements and how we have addressed the feedback received.

Company Representatives	Key Topics Discussed With Investors	Governance Feedback Implemented
•Investor Relations team
•Chairman and CEO
•CFO
•General Counsel and Secretary
•Additionally, our Lead Independent Director is available for consultation and direct communication, if requested by major shareholders
•Company financial and operating performance •Capital allocation •Industry environment •Board and management diversity, proxy disclosures and ESG initiatives
•Enhanced Board diversity by adding two female ethnically diverse directors and nominating a third female director for election at the upcoming Annual Meeting
•Enhanced our proxy disclosures with respect to the composition, skill sets and diversity of our Board
•Established Board-level oversight responsibility for ESG with the Nominating and Corporate Governance Committee and added an internal ESG resource to drive enhanced focus on our ESG initiatives

Communications with Directors
Shareholders or other interested persons may communicate with our Board of Directors as a group, the non-executive directors as a group, the independent directors as a group, or an individual director by mail labeled accordingly and sent to Triton International Limited, Victoria Place, 5th Floor, 31 Victoria Street, Hamilton HM 10, Bermuda.
Our Corporate Secretary will review all communications sent to the Board. All such communications will be forwarded to the Board or applicable director(s), except for those items that are determined to be unrelated to the duties and responsibilities of the Board, its committees or directors. Communications addressed to the Board may, in our discretion, be shared with members of our management.

28	TRITON

CORPORATE GOVERNANCE
Key Areas of Board Oversight
Triton’s Board of Directors provides oversight, strategic direction, and counsel to management regarding our business and affairs. Our Board is deeply engaged, provides informed and meaningful guidance and feedback, and maintains an open dialogue with management.
Business and Financial Performance Oversight
The Board regularly assesses how Triton is performing in the context of market conditions. The Board receives monthly written performance updates from management and devotes a considerable portion of each Board meeting to reviewing market conditions, evaluating Triton’s operating and financial performance, lease transaction activity, fleet investments and other key performance metrics. The Board also reviews near-term opportunities and risks and discusses management’s objectives and priorities. The Board also uses these discussions to inform its evaluation of management’s performance for compensation purposes.
Strategy Oversight
One of the Board’s key responsibilities is overseeing the Company’s business strategy. This is done through a continuous process of engagement with management as described below.

	REGULAR STRATEGY DISCUSSIONS	ANNUAL STRATEGY REVIEW

Throughout the year, the Board receives information and updates and actively engages with senior management with respect to Company performance, key strategic initiatives, capital allocation and other strategic matters and developments.

Annually, the Board conducts an extensive review of the Company’s short-and long-term business goals and strategic plans and initiatives. At these reviews, the Board engages with senior management and external experts when desired regarding topics including:
•market developments and outlook
•our competitive position
•opportunities to accelerate growth and increase competitive differentiation
•market and company risks
•financial performance and expectations
•capital allocation plans
•strategic initiatives.

▲			▼

Our non-management directors also hold regular executive sessions without management present, at which strategy is discussed. The Board also discusses feedback on strategic matters from our shareholders.

2023 Proxy Statement	29

CORPORATE GOVERNANCE
Risk Management Oversight
The Board of Directors has overall responsibility for the oversight of risk management at Triton, while each committee has been delegated responsibility for oversight of risk categories related to its specific areas of focus. All of our Board committees regularly report on their activities to the full Board to promote effective coordination and ensure that the entire Board remains apprised of major risks, how those risks may interrelate, and how management addresses those risks.

Board of Directors
•has overall responsibility for the oversight of risk management at Triton.
•at each meeting, the Board reviews and discusses with senior management key areas of financial, operational and strategic risk affecting Triton, including key market risks and risks related to Triton’s capital structure, liquidity and financing, procurement strategy, competitive environment, customer credit and other strategic developments.

▼

Audit Committee
•oversees accounting, financial statement, financial reporting and disclosure-related risks
•monitors internal control related risks
•oversees legal, compliance and regulatory risks
•reviews IT and cybersecurity-related risks
•reviews tax risks and financial risk exposures
•oversees the handling of related person transactions/conflicts of interest

Compensation and Talent Management Committee
•monitors potential risks relating to the design and administration of our executive compensation programs and practices
•oversees management succession planning, including CEO succession planning in conjunction with the Nominating and Corporate Governance Committee
•monitors potential risks relating to our human capital management policies, practices and strategy

Nominating and Corporate Governance Committee
•monitors potential risks related to our governance policies and practices, Board structure, composition and succession planning
•monitors environmental, social and governance (ESG) initiatives

▼

Management Responsibility
•management is responsible for the day-to-day assessment and management of risk.
•senior management engages with and reports to the Board and relevant committees on a regular basis to address high priority risks.

We believe that the Board’s leadership structure, supermajority of independent directors, and allocation of oversight responsibilities to appropriate, fully independent committees, provide effective Board-level risk oversight.

Board Oversight of Triton’s Response to COVID-19
Throughout 2022, the Board and its committees continued to review and discuss with management the impact of COVID-19 on our business, our customers, our internal processes, including financial reporting, and our employees. The Board regularly reviewed and discussed with management Triton’s strategies and initiatives to respond to the pandemic, including ensuring that critical business processes continued to operate without disruptions, monitoring and responding to local conditions and implementing effective return to office plans and protocols.

30	TRITON

CORPORATE GOVERNANCE
Corporate Social Responsibility
We believe that integrating corporate social responsibility policies and strategies into our business contributes to our long-term financial performance. We recognize both the opportunity and the responsibility we have to leave a positive imprint on the environment and society, and we are committed to taking a leadership role in addressing environmental and social issues related to our industry and the communities in which we operate.

SUSTAINABILITY AND ENVIRONMENT

We strive to take a leadership role in our industry’s environmental initiatives and work proactively and collaboratively with our suppliers, customers, and within our operations to minimize harm to the environment and conserve natural resources.
For example, as one of the largest buyers of shipping containers, we continue to support efforts to reduce the environmental impacts from container production. As part of this effort, we have worked closely with container manufacturers to reduce the hardwood content in container floors by replacing it with farmed wood species such as larch, birch and bamboo, and we have played an active role in other industry initiatives seeking to develop other sustainable flooring methodologies. In recent years, we also worked closely with the container manufacturers to facilitate a successful transition of container paint systems to water-based applications from solvent-based applications. This change significantly reduced the discharge of hazardous chemicals into the air surrounding container factories. We also continue to seek to reduce the global warming potential (“GWP”) ratings of our refrigerated container fleet. All of the new production refrigerated containers we purchase meet or exceed applicable EU GWP reduction standards.
While container leasing companies such as Triton typically have a modest direct environmental footprint, we nonetheless recognize that all businesses have a role to play in addressing global sustainability challenges. Our offices use renewable energy sources when available, and we encourage recycling and increasingly paperless operations. We recycle used electronic equipment when possible, and in certain locations, we have installed energy-efficient fixtures and equipment. Additionally, we have implemented online communication and collaboration tools that help reduce travel and conserve resources.

SOCIAL

Our commitment to doing business with integrity is an essential building block of our corporate culture. This is reinforced through Company policies, communications and training, and informs our approach to managing our people and supply chains.
We believe that investing in our people is key to our long-term success. We are committed to providing fair and attractive compensation and benefits and to supporting our employees’ career development. We believe investing in our employees helps foster professional growth, commitment and retention. See “Human Capital Management, Talent Development and Succession Planning” for more information.
Our commitment to social responsibility also encompasses our global supply chain. We have rigorous quality control processes that include performing detailed inspections and surveys at our vendors, including container manufacturers and third-party container depots that store and repair our containers. We believe these efforts, in addition to ensuring quality production and services, encourage engagement and a focus on worker safety and welfare in those organizations. Our Vendor Code of Conduct, which addresses areas including compliance with laws, anti-corruption, employee health, safety and labor practices, including child and forced labor, and environmental compliance, reinforces our expectations that vendors will adhere to high standards of social and environmental responsibility.

COMMUNITY SUPPORT

Triton is dedicated to supporting both global causes and local communities where our people live and work.
On a local level, we encourage our employees to be actively involved in their communities, and we provide employees with company-sponsored volunteer opportunities in areas aligned with our corporate social responsibility priorities. Additionally, we offer matching donations for employee contributions to non-profit organizations. We support a number of global and local non-profit organizations that help those in need around the world. Triton has made a multi-year corporate commitment to support Doctors without Borders (Médecins Sans Frontieres), a global organization that provides lifesaving medical care to those most in need, including populations in distress and victims of disasters and armed conflict. Over the past three years, we have also donated to other organizations focused on environmental causes, including ocean clean-up initiatives; providing critical services for members of our communities impacted by the COVID-19 pandemic; disaster relief in our communities; and humanitarian aid response to the war in Ukraine.

2023 Proxy Statement	31

CORPORATE GOVERNANCE

GOVERNANCE

As part of our overall governance structure, the Nominating and Corporate Governance Committee is responsible for overseeing our ESG initiatives. This includes engaging with management on strategy development and regular progress reviews.
Additionally, in 2022 we formed an internal ESG Council, a cross-functional management committee whose role is to assist Triton’s executive leadership in setting strategy related to ESG and developing, implementing and monitoring initiatives and policies based on that strategy. The ESG Council includes several members of Triton’s senior management team, and the Council chairperson reports directly to our CEO and provides regular updates to the Nominating and Corporate Governance Committee.
For more information regarding our environmental and corporate social responsibility policies and practices, please visit the “Community” section of our website, www.trtn.com. Information contained on our website is not incorporated by reference into this proxy statement.

Human Capital Management, Talent Development and Succession Planning
Approach to Human Capital Management
Triton seeks to attract, retain, and develop the best talent available in order to ensure the current and future success, profitability, and sustainability of the organization. These goals are pursued using a multi-faceted approach that includes the following components.

COMPANY CULTURE	HUMAN CAPITAL GOVERNANCE	TOTAL REWARDS	HEALTH AND WELLNESS	PERFORMANCE, LEARNING AND DEVELOPMENT

Triton also focuses on being a positive force in our employees’ communities as discussed under “Corporate Social Responsibility.”

COMPANY CULTURE

Our approach to human capital management is underpinned by our strong corporate culture, which strives to foster an inclusive and respectful work environment where employees are empowered at all levels to implement new ideas to better serve our global customer base and continuously improve our processes and operations. This culture is supported by a flat organizational structure that enables speed of decision making and execution; compensation programs that emphasize Company-wide common shared objectives; a diverse, international team that mirrors our local communities and customer base; training and development opportunities; and resources for employees to seek guidance and raise concerns when needed. We hold regular virtual Company-wide town hall meetings to keep our employees informed about the business, answer questions on topics of interest to our employees and maintain high levels of engagement.

32	TRITON

CORPORATE GOVERNANCE

Diversity, Equity and Inclusion (“DEI”)
As a global business with approximately 40% of our workforce located outside the U.S., we believe a diverse workforce directly supports the success of our business and we value and promote a diverse and inclusive environment throughout our Company. We also recognize that DEI is of importance to our employees and other stakeholders. We seek to build a diverse pipeline of candidates for positions at all levels of the Company, including leadership positions. We partner with external organizations focused on recruiting and advancing diverse talent. We also promote employee engagement in our DEI initiatives, including through our Employee Resource Group (“ERG”) program. Our ERGs are voluntary, employee led groups that foster a diverse and inclusive workplace and empower employees to celebrate our diversity and build community with others. Additionally, we are committed to fairness and equitable treatment of employees at all levels in our compensation and benefits. This commitment extends to pay equity, as discussed under “Total Rewards.”

Workforce and Diversity Snapshot

OUR GLOBAL AND DIVERSE WORKFORCE*	GENDER DIVERSITY (Global)*

*Based on data as of December 31, 2022.

HUMAN CAPITAL GOVERNANCE

Our Board believes that human capital management, including employee recruiting and retention, talent development and succession planning, are key to Triton’s continued success. The Board and the Compensation and Talent Management Committee engage with management on a broad range of human capital management topics, including organizational structure and culture, bench strength in key business and functional areas, succession planning and talent development, employee recruiting and retention, employee health and safety matters and DEI. The Board recognizes the importance of diversity to a global business such as the Company’s and has made employee DEI an enhanced focus area.
The Board’s Compensation and Talent Management Committee assists the Board in providing ongoing oversight of human capital management, including DEI and culture.

The Board’s Role in Management Succession Planning
The Board, including through its committees, regularly reviews and updates succession plans for the Chief Executive Officer and monitors management’s succession planning for other senior executives. In addition, the Board has developed detailed plans to address an event requiring an emergency CEO replacement on both an interim and permanent basis. These plans include process steps and allocated director and committee responsibilities. The response plans are refreshed regularly. In assessing potential candidates for the CEO or other senior executive positions, the Board identifies the key skills, experience and attributes it believes are required to be an effective senior leader in light of the Company’s business strategies, opportunities and challenges. The Board also ensures that directors have opportunities to engage with possible successor candidates.

CFO Transition
Our Board was actively engaged in the succession planning process for John Burns, who in June 2022 announced his plans to retire at the end of 2022. The Board met with leading internal and external candidates and provided regular feedback to Mr. Sondey on the CFO transition. Upon the recommendation of Mr. Sondey, and taking into account other relevant considerations, the Board appointed Michael S. Pearl, who was serving as our Senior Vice President, Treasurer, to succeed Mr. Burns, effective January 1, 2023. The Board agreed that Mr. Pearl had the potential to be a strong and successful Chief Financial Officer.

2023 Proxy Statement	33

CORPORATE GOVERNANCE

TOTAL REWARDS

We seek to provide our employees with compensation packages that fairly and equitably reward employees for their contributions to the Company and enable the Company to attract and retain high quality talent. In addition, we seek to structure our compensation plans so that they are straightforward for our employees to understand and value, and relatively easy for the Company to administer. We offer competitive salary and incentive programs that recognize individual contributions and performance as well as shared achievement of Company-wide goals.
In March 2022, in recognition of the dedicated team effort that enabled our extraordinary financial and operating performance in 2021, we made a special recognition equity grant of 50 shares (or its equivalent value in certain international locations) to all eligible full-time employees other than our NEOs, We also provided a special bonus payment of $2,500 to all full-time employees at the director level and below to recognize the rising cost of living worldwide.
We are committed to pay equity regardless of gender, race or ethnicity. In 2022, we conducted our first pay equity analysis of our global workforce, undertaken by a third-party consulting firm. Results of the analysis, which we intend to conduct periodically, have and will inform our review of employee compensation globally as we work to ensure we are fair, equitable, competitive and can attract and retain the best talent.
Additionally, we adopted a hybrid return to office model in many of our locations in 2022 that balances the advantages of in person working with the flexibility benefits of remote work.

HEALTH AND WELLNESS

We offer our employees a competitive set of overall benefits that focuses on total wellness, including health and welfare benefits, employee assistance programs and various paid time off and leave programs.
In 2022, for employees who welcomed a newborn or newly adopted or fostered child, we expanded our parental leave benefit to 16 weeks for primary caregivers and four weeks for secondary caregivers. We extended our health care benefits to eligible employees’ domestic partners. We introduced back-up dependent care benefits to cover temporary or emergency care needs for our employees’ families. We also enhanced the mental health resources available to our employees.
We are committed to the health and safety of our employees and their families, and in 2022 we continued to respond to the unique challenges posed by the COVID-19 pandemic. Our executive management team, together with Human Resources, continued to closely monitor developments to ensure we kept employees safe while meeting the needs of our customers. As pandemic workplace restrictions eased, we took a phased and flexible approach to reopening our offices, in accordance with local laws and regulations. In several locations, depending on local factors and business needs, we implemented hybrid work arrangements in connection with our employees’ return to the office. While temporary lockdowns or restrictions affected some of our offices during the year, as of December 31, 2022, all of our offices had reopened. We will continue to monitor developments relating to the COVID-19 pandemic and, where necessary, implement appropriate measures to protect the health and safety of our employees.

PERFORMANCE, LEARNING AND DEVELOPMENT

We seek to provide our employees with the opportunity to develop both personally and professionally to realize their full potential, including:
•Organization-wide learning management system offering a comprehensive library of professional development courses;
•Opportunities for internal cross training;
•Global mentoring program that pairs mentors and mentees from different regions, business units and functions for the benefit of mutual learning and career development; and
•Tuition and professional development reimbursement benefits.
In 2022, we increased our investment in developing and upskilling our employees by rolling out several new training programs, including management training for new managers, financial literacy, communications and negotiations skills training. Additionally, we launched Triton Foundations, a new onboarding program to ensure employees are engaged from the time of hire and educated on our business.
We introduced a new performance management framework in 2022 which aims to increase performance and development dialogue between employees and their managers while simplifying the performance evaluation process. We also continued to strengthen talent review and bench strength analysis for senior positions across our Company, including key marketing, operations and headquarters roles. We have introduced comprehensive talent review discussions with senior managers to ensure consistent application of performance and compensation practices, as well as increase and expand the important dialogue regarding the performance and development of our people.

34	TRITON

Compensation of Directors
The goal of our non-employee director compensation program is to attract, motivate and retain directors capable of making significant contributions to the long-term success of our Company. It is also intended to further align the interests of directors with those of our shareholders. Our non-employee director compensation program consists of a mix of cash and equity-based compensation.
The Compensation and Talent Management Committee is responsible for reviewing the compensation paid to our non-employee directors and making recommendations for adjustments, as appropriate, to the Board. In making non-employee director compensation recommendations, the Compensation and Talent Management Committee takes various factors into consideration, including the time and talent required to serve on the Board, as well as the amount and forms of compensation paid to directors at our executive compensation peer group companies. The Compensation and Talent Management Committee considers advice from its independent compensation consultant, which provides analysis on non-employee director compensation trends and data from companies in our executive compensation peer group. The Board reviews the committee’s recommendations and approves the form and amount of director compensation.

The Compensation and Talent Management Committee periodically receives competitive benchmarking information on director compensation practices from its independent compensation consultant.
The Compensation and Talent Management Committee, in consultation with its independent compensation consultant, reviewed the compensation program for our non-employee directors in 2022 and recommended to make certain changes, as described below.

Each of our non-employee directors receives an annual cash retainer for serving on the Board of Directors, an additional cash retainer for serving on more than one committee, and an additional cash retainer if they serve as the chair of a committee. Our Lead Independent Director receives an additional cash retainer for serving in that role. Cash compensation is payable quarterly. We do not pay meeting fees.
To align their interests with those of our shareholders, our non-employee directors are granted restricted common shares annually following our annual general meeting of shareholders. Our non-employee director compensation program is heavily weighted towards equity. If a non-employee director joins the Board following the most recent annual equity grant, the new director receives a pro-rated grant based on when the director joins the Board. To mitigate the effects of share price volatility, the number of shares granted is determined based on the volume weighted average trading price on the NYSE for the 90-calendar day period prior to and including the grant date. All equity awards granted to our non-employee directors are immediately vested.
2022 Non-Employee Director Compensation
In April 2022, based on its review, the Compensation and Talent Management Committee recommended simplifying our annual cash retainer and committee membership fees. Further, the Committee recommended aligning the committee chair fee for the Compensation and Talent Management Committee with the Audit Committee chair fee due to their substantial workload, and increasing the Lead Independent Director supplemental retainer from $10,000 to $30,000. The Committee also recommended increasing the target value of the annual equity grant from $150,000 to $160,000, effective with the 2022 annual equity grant. The Board agreed with these recommendations and approved the changes. Changes to the non-employee directors’ cash compensation were effective beginning with the second quarter of 2022. The approved non-employee director compensation structure is detailed below. Prior to this, our non-employee director compensation program had not been increased since 2016.

NON-EXECUTIVE DIRECTOR COMPENSATION

ADDITIONAL ANNUAL CASH RETAINERS

For Serving on More Than One Committee
+ $10,000

For Serving as Chair of Nominating and Corporate Governance Committee
+ $10,000

For Serving as Chair of Audit Committee or Compensation and Talent Management Committee
+ $15,000

For Serving as Lead Independent Director
+ $30,000

2023 Proxy Statement	35

COMPENSATION OF DIRECTORS

Cap on Pay
Under the terms of the Triton International Limited Amended and Restated 2016 Equity Incentive Plan (the “2016 Equity Incentive Plan”), the maximum number of common shares that may be granted in any one fiscal year to any non-executive director, taken together with any cash retainer fees paid to such non-executive director during such fiscal year, may not exceed $500,000 in total value. The Compensation and Talent Management Committee believes that these restrictions represent meaningful limits on the total annual compensation payable to our non-executive directors. Our current compensation program for non-employee directors is well within these limits.

Directors are also reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings, as well as shareholder meetings.
The following table sets forth information regarding the compensation earned by our non-employee directors in 2022. Mr. Sondey does not receive additional compensation for serving as a director.
Non-Employee Director Compensation Table

	Fees Earned or Paid in Cash	Common Shares Awards(1)	All Other Compensation(2)	Totals
Robert W. Alspaugh	$90,000	$149,823	$—	$239,823
Malcolm P. Baker	$75,000	$149,823	$—	$224,823
Annabelle Bexiga	$75,000	$149,823	$—	$224,823
Claude Germain	$98,750	$149,823	$—	$248,573
Kenneth J. Hanau	$75,000	$149,823	$—	$224,823
John S. Hextall	$85,000	$149,823	$—	$234,823
Niharika Ramdev	$75,000	$149,823	$—	$224,823
Robert L. Rosner	$120,000	$149,823	$—	$269,823
Simon R. Vernon	$71,250	$149,823	$100,000	$321,073
(1)On April 26, 2022, our non-executive directors were each granted 2,490 restricted common shares based on a 90-day volume weighted average price of $64.26. These shares were fully vested upon grant and had a grant date fair value of $149,823 (based on the closing price of $60.17 per share). For discussion regarding the assumptions used in valuing these grants, please refer to Note 9 to the 2022 Consolidated Financial Statements in the Company’s Form 10-K filed on February 14, 2023. There were no outstanding unexercised options or unvested share awards held by our non-executive directors as of December 31, 2022.
(2)Includes $100,000 earned by Mr. Vernon for service as the Company’s representative on other companies’ boards of directors. See “Certain Relationships and Related Person Transactions.”
Director Share Ownership Guidelines
The Board believes that ownership of common shares further aligns directors’ interests with those of the Company’s shareholders. Accordingly, the Board has adopted share ownership guidelines applicable to our non-employee directors requiring each non-employee director to own an amount of Triton common shares equivalent in value to at least a specified amount. In 2021, the Board increased the non-employee director share ownership guideline from three to five times the base annual retainer received by the director.
Non-employee directors are expected to meet their required ownership level within five years from joining the Board. Additionally, if at any time a director is not in compliance with these guidelines, the director will be required to retain 100% of the net (after taxes) common shares received until the guideline is met. As of December 31, 2022, all of our non-employee directors had met or had time to meet the increased ownership guidelines. Mr. Rosner, as Co-President and former Board nominee of Vestar Capital Partners LLC, which had been the Company’s largest shareholder until it sold its investment in the Company in the fourth quarter of 2020, was previously exempted from the guidelines as his director share grants and other compensation were paid to Vestar. Beginning in 2021, Mr. Rosner became subject to the guidelines, including the five-year period to meet the guidelines.

36	TRITON

PROPOSAL 2	Advisory Vote to Approve the Compensation of Named Executive Officers
The Board of Directors recommends a vote “FOR” the advisory approval of the compensation of the Company’s Named Executive Officers as described in this proxy statement.

As required by SEC rules, Triton is providing shareholders with the opportunity to cast an advisory vote on the compensation of its Named Executive Officers as disclosed in this proxy statement. This proposal, which is commonly known as a “say-on-pay” proposal, provides shareholders with the opportunity to cast non-binding, advisory votes on the compensation of our Named Executive Officers. Based on the results of our 2017 say-on-pay frequency vote, we currently hold an annual say-on-pay vote. This year, shareholders are again being asked to vote on the frequency of future say-on-pay votes, and the Board is recommending continuing to hold an annual say-on-pay vote. See Proposal 3 in this proxy statement for more information on the say-on-pay frequency vote.
As described in the Compensation Discussion and Analysis section of this proxy statement, Triton seeks to provide its senior executives with compensation packages that fairly reward the executives for their contributions to the Company and allow Triton to recruit and retain high-quality individuals. Triton seeks to structure its compensation plans so that they are straightforward for the executives and shareholders to understand and value, and relatively easy for the Company to administer. Triton links a significant portion of overall compensation to short-term and long-term measures of performance to motivate senior executives and align their interests with those of our shareholders.
The purpose of this proposal is to provide an advisory vote on the overall compensation of the Company’s Named Executive Officers. Accordingly, the Board of Directors will request that the Company’s shareholders vote on the following resolution at the Annual Meeting of Shareholders:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the Company’s proxy statement for the Annual Meeting, including in the Compensation Discussion and Analysis, the compensation tables and other related disclosures of the Company’s proxy statement.”
While the advisory vote we are asking you to cast is not binding on the Company, the Board of Directors values the opinions of our shareholders regarding the compensation of Triton’s Named Executive Officers. Your advisory vote will serve as an additional tool to guide the Board of Directors and Compensation and Talent Management Committee in the alignment of Triton’s executive compensation programs with the interests of the Company and our shareholders.

2023 Proxy Statement	37

Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the material elements of our compensation program for our Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers (the “Named Executive Officers” or “NEOs”) for 2022 who were:

Brian M. Sondey Chairman, Chief Executive Officer	John Burns Senior Vice President and Chief Financial Officer	John F. O’Callaghan Executive Vice President, Global Head of Field Marketing and Operations	Kevin Valentine Senior Vice President, Triton Container Sales	Carla Heiss Senior Vice President, General Counsel and Secretary
Mr. Burns retired from the Company effective December 31, 2022.
Executive Summary
Compensation Philosophy and Objectives
We seek to provide our senior executives with compensation packages that:

Fairly reward the executives for their contributions to the Company	Allow the Company to recruit and retain highly qualified executives	Are straightforward for our executives and our shareholders to understand and value

Link a substantial portion of overall compensation to highly impactful short-term and long-term measures of performance that incentivize our executives to create long-term shareholder value		Do not promote excessive risk taking

38	TRITON

EXECUTIVE COMPENSATION
2022 Performance Highlights

Triton had a very strong year in 2022, and demonstrated the resilience of our lease portfolio and business model. We generated record profitability and nimbly shifted our capital allocation approach as we navigated a more challenging market environment following the very favorable conditions of 2021.

Resilient Operational Performance	Strong Financial Performance

•Achieved average fleet utilization of 99.1%.
•Maintained a highly protected lease portfolio with 88% of the net book value of our fleet on long-term or finance leases
•Continued to achieve exceptionally high prices for container disposals, leading to record gains on container sales

•Generated $11.19 of GAAP EPS, a 55.0% increase from 2021
•Generated $11.32 of Adjusted EPS, a 23.6% increase from 2021
•Achieved an Adjusted Return on Equity of almost 30%
•Continued to drive strong shareholder returns. Our TSR in 2022 was 19.1%, while our TSR over the last five years was 140.9%

Strategic and Focused Capital Allocation

Triton maintained its focus on nimble and disciplined capital management, and responded to changing market conditions by shifting our investment focus from aggressive fleet growth in 2021 to capital return in 2022.

•We increased our common share dividend by nearly 8%	•We focused our investment activity on share repurchases, repurchasing 9.1 million shares in 2022, representing 13.8% of our outstanding shares

Our strong financial performance was reflected in our 2022 Named Executive Officer compensation as we exceeded the financial targets established for the year for Adjusted EPS and Cash Flow before Capital Expenditures. In light of the rapid normalization of market conditions and reduced fleet investment during the second half of the year, we fell short of our target for growth in Revenue earnings assets.

$11.32 Adjusted Earnings Per Share	(4.2)% Growth in Revenue Earning Assets	$1,724 Cash Flow Before Capital Expenditures

TOTAL SHAREHOLDER RETURN

STRONG TRACK RECORD OF RETURNING CAPITAL TO SHAREHOLDERS (in millions)

2023 Proxy Statement	39

EXECUTIVE COMPENSATION
Reflecting our strong financial performance over time, the chart below shows the value of a $100 investment in Triton stock over a five-year period beginning December 31, 2017, assuming all dividends were reinvested. We have compared our performance to the peer group we use to measure relative TSR under our performance-based restricted share awards as described under “Long-Term Equity Incentive Compensation,” using the peer group companies that were publicly traded as of December 31, 2022.

COMPARISON OF 5-YEAR CUMULATIVE TSR
Consideration of Say-On-Pay Vote

Our shareholders are being provided with an opportunity at the Annual Meeting to cast an advisory vote on the 2022 compensation of our Named Executive Officers. Although the outcome of the vote will not be binding on us, we value the input from our shareholders on our executive compensation program. At our 2022 annual general meeting of shareholders, 96% of votes cast were in support of the 2021 compensation of our Named Executive Officers. We believe that the high level of support for the say-on-pay vote indicates support for our program.
96% of votes in favor of Say-on-Pay Proposal in 2022
Recent Compensation Program Design Changes
The Compensation and Talent Management Committee (referred to in this section as the “Compensation Committee”) regularly reviews and refines our executive compensation program to ensure it remains competitive, supports strategic objectives, appropriately aligns executive and shareholder interests and rewards performance. As part of this review, the Compensation Committee made several changes to our annual incentive and equity incentive programs in 2022, as previewed in our 2022 proxy statement. These changes to our compensation programs are summarized below and described later in this Compensation Discussion and Analysis.

Annual Incentive Plan	Long-Term Equity Incentive Plan

•Increased the weighting of the financial performance portion of our CEO’s and CFO’s annual incentive from 50% to 75%, and from 50% to 65% for our other NEOs
•Increased the target annual incentive award opportunity for all NEOs other than the CEO from 60% to 70% of base salary and increased their maximum award opportunity from 120% to 140% of base salary
•Increased the weighting of performance-based awards for our NEOs from 50% to 60% and the maximum payout level for the performance-based awards from 150% to 200%

40	TRITON

EXECUTIVE COMPENSATION
Our Compensation Best Practices

What We Do	What We Don’t Do

  Link a substantial portion of executive pay to Company performance through our annual and long-term incentive plans
  Compare executive compensation and Company performance against a relevant group of peer companies
  Require executives and directors to meet meaningful share ownership requirements
  Subject equity and annual incentive compensation to a clawback policy
  Provide only limited perquisites
  Hold an annual “Say-on-Pay” vote
  Use an independent compensation consultant

   We do not provide single-trigger change-in-control provisions
   We do not implement pay policies or practices that pose material adverse risk to the Company
   We do not allow any hedging or pledging of equity holdings by executives or directors
   We do not provide tax gross-ups
   We do not pay dividends on unvested share awards; dividends are accrued and paid only if the underlying share awards vest
   We do not guarantee the payment of bonuses

2023 Proxy Statement	41

EXECUTIVE COMPENSATION
Principal Elements of 2022 Executive Compensation
Overview
The following table shows how the mix of 2022 target total compensation for our CEO and our other Named Executive Officers was allocated among base salary, annual cash incentive awards, time-based restricted shares and performance-based restricted shares, summarizes the purpose and performance period for each pay element and lists the performance metrics for the annual and long-term incentives. Each of these elements is described in more detail below in this “Compensation Discussion and Analysis.”

	Pay Element		Purpose	Performance Period	Performance Metrics/Link
	CEO	Other NEOs
Fixed
Base salary	19%	36%	•Attract and retain talent	Annual	•Subject to annual adjustment based on market data, job responsibilities and individual performance
Performance-based/At-risk
	81%	64%
Annual cash incentive	19%	25%	•Incentivize achievement of annual financial and operational/ strategic objectives	Annual	•Adjusted EPS •Cash Flow Before Capital Expenditures •Growth in Revenue Earning Assets •Operational and Strategic Objectives
Time-based restricted shares	25%	16%	•Facilitate stock ownership •Promote executive retention •Align shareholder and management interests	Three-Year Cliff Vest	•Stock price appreciation
Performance-based restricted shares	37%	23%	•Reward long-term performance, including relative to peers •Promote executive retention •Align management and shareholder interests	Three-Year Cliff Vest	•Relative total shareholder return (‘‘TSR’’) •Adjusted Return on Equity

42	TRITON

EXECUTIVE COMPENSATION
Base Salary
The Compensation Committee believes that competitive base salaries are necessary to attract and retain managerial talent. The Compensation Committee reviews and sets the salary levels for our NEOs annually. Base salaries are set at levels considered to be appropriate for the scope of the job function and the level of responsibility of the individual, the skills and qualifications of the individual, individual performance, the amount of time spent in the position, internal pay relationships and geographic circumstances. Base salaries are also evaluated relative to the amounts paid to executive officers with similar qualifications, experience and responsibilities at the peer group companies.
The following is a summary of our Named Executive Officers’ base salaries for 2022. Each of our NEOs received a base salary increase in 2022 to reflect their level of responsibility and continued strong performance, as well as to address pay competitiveness:

Name	2022 Base Salary	2021 Base Salary	Increase to Base Salary
Brian M. Sondey	$1,010,000	$975,000	3.6%
John Burns	$515,000	$495,000	4.0%
John F. O’Callaghan(1)	$460,337	$491,373	(6.3%)
Kevin Valentine	$420,000	$400,000	5.0%
Carla Heiss	$450,000	$420,000	7.1%
(1)Mr. O’Callaghan’s 2022 and 2021 Base Salary amounts shown in the table use a conversion rate of USD 1.199 to GBP 1.0 and USD 1.331 to GBP 1.0, respectively. In GBP, the increase to his Base Salary was 4.0%.
Annual Incentive Program
We design our annual cash-based incentive program in order to incentivize our Named Executive Officers to achieve annual financial and strategic priorities.
2022 Annual Incentive Plan Target Levels
The Compensation Committee established a 2022 annual incentive plan that covered all Triton executives, including our Named Executive Officers. The Compensation Committee establishes the target incentive compensation amounts and incentive compensation ranges at the beginning of each year. Target incentive opportunities are set at levels considered appropriate for the job function and skills of each individual and to reflect the individual’s ability to impact Company performance. Target incentive opportunities are also evaluated relative to peer group levels. In 2022, in order to increase the percentage of NEO compensation that is at risk and subject to performance and to move closer to the peer group median, the Compensation Committee increased the target annual incentive award opportunity for all NEOs other than the CEO from 60% to 70% of base salary and increased their maximum annual incentive award opportunity from 120% to 140% of base salary.
The 2022 annual incentive compensation targets and ranges, expressed as a percentage of base salary, are set forth in the table below.
2022 Annual Incentive Award Opportunity for Named Executive Officers

Name	Target (% of Salary)	Range (% of Salary)
Brian M. Sondey	100	0 - 200
John Burns	70	0 - 140
John F. O’Callaghan	70	0 - 140
Kevin Valentine	70	0 - 140
Carla Heiss	70	0 - 140
Payout calculations under the 2022 annual incentive plan were based on both Triton’s 2022 consolidated financial performance and on individual performance. In 2022, in order to better align with market practice, the Compensation Committee increased the weighting of the financial performance portion of our CEO’s and CFO’s annual incentive from 50% to 75%, and from 50% to 65% for our other NEOs. Actual payouts under the Company financial performance and individual performance elements of the plan may range from 0% to 200% based on actual performance compared to target goals, and the Compensation Committee could also use a subjective assessment of the perceived strength and contributions of each of the NEOs to increase or decrease the calculated payout levels. All annual incentive awards earned by our NEOs are subject to our clawback policy.

2023 Proxy Statement	43

EXECUTIVE COMPENSATION
2022 Financial Performance Goals
The Compensation Committee utilized the following financial metrics in 2022 as they incentivize achievement of annual progress toward long-term value creation and are strong indicators of our overall performance:

Performance Metric	Weighting	Rationale
Adjusted EPS	60%	Measures our core profitability and success in achieving profitable growth for our shareholders.
Growth in Revenue Earning Assets	20%	Measures our ability to grow our business and market position in a competitive environment.
Cash Flow Before Capital Expenditures	20%	Measures cash flow generated to fund asset growth, dividends, share repurchases and other value-creating opportunities.
GOAL RIGOR AND PROCESS USED FOR GOAL SETTING
In setting the annual incentive plan financial performance goals at the beginning of each year, the Compensation Committee considers the Company’s current performance and financial forecasts under a range of scenarios reflecting potential economic and industry conditions. This approach allows the Committee to calibrate annual targets based on internal and external factors which fluctuate over time, such as global trade levels and macroeconomic conditions. The Compensation Committee sets challenging, but realistic, goals to appropriately drive the achievement of short- and long-term objectives and align pay with performance.
The Compensation Committee may adjust actual results achieved, in its discretion, if the adjustment is appropriate to reflect unusual, unanticipated or non-recurring items or events. Adjustments may be positive or negative, reflecting the belief that the adjusted results are more reflective of performance for the relevant year. For 2022, in calculating payouts for the annual incentive plan, we used negative discretion to reduce results achieved for Cash Flow before Capital Expenditures primarily to eliminate non-recurring amounts associated with certain large unanticipated buyouts of finance leases that the Company had entered into earlier in the same year. The total amount of the reduction applied by the Committee was $39 million.
The charts below show our Adjusted EPS and Growth in Revenue Earning Assets targets for each of the past three years and our performance against these goals. As we have added Cash Flow before Capital Expenditures to our annual incentive program beginning in 2021, only actual performance is shown for 2020.

ADJUSTED EARNINGS PER SHARE	GROWTH IN REVENUE EARNING ASSETS	CASH FLOW BEFORE CAPITAL EXPENDITURES

44	TRITON

EXECUTIVE COMPENSATION
2022 Performance Against Plan Targets
The charts below further set forth the actual results achieved for each of the financial targets established for the 2022 annual incentive plan:

Metric	Threshold	Target	Maximum
Adjusted EPS
Growth in Revenue Earning Assets
Cash Flow Before Capital Expenditures (in millions)
2022 Individual Performance Goals
In addition to financial performance, each NEO is evaluated on the achievement of pre-set company-wide operational and strategic objectives, as well as individual performance objectives relating to the NEO’s position. These objectives are intended to be challenging. They can be both qualitative and quantitative and they vary for each named executive officer. For 2022, these objectives included achieving target levels for key operating metrics, such as fleet utilization; achieving critical business and investment goals such as obtaining a target leasing share while maintaining target expected returns for new container investments; effectively managing our capital allocation priorities and capital structure; progressing identified strategic initiatives to further enhance Triton’s competitive advantages; enhancing Triton’s organization, especially in regard to succession planning and talent development; and increasing our corporate focus on ESG initiatives.
The Committee determined that the NEOs achieved or made significant progress against several important operational, strategic and individual objectives set for 2022. Among the key accomplishments influencing the Committee’s decisions on the individual performance portion of the annual incentive awards for 2022 were the following results:
•Maintaining over 98% average equipment utilization despite facing a more challenging market environment.
•Reducing the volatility of our operational and financial performance.
•Achieving superior sale profits for used containers.
•Maximizing the value of our cash flow by nimbly shifting capital allocation from fleet growth to share repurchases as new leasing activity decreased.
•Increasing our corporate focus on talent management and succession planning and implementing a smooth CFO transition.
•Managing a smooth return to office transition as global pandemic restrictions eased.
As a result, the payouts under the individual performance goals for the Named Executive Officers ranged from 90% to 115%.
2022 Annual Incentive Payouts
The table below shows the actual payouts under the annual incentive plan for each Named Executive Officer for 2022.

	Financial		Individual		2022 Annual Incentive Award	Total Payout as a % of Target
	Performance	Weighting	Performance	Weighting
Brian M. Sondey	134%	75%	95%	25%	$1,254,925	124%
John Burns	134%	75%	95%	25%	$447,921	124%
John F. O’Callaghan	134%	65%	90%	35%	$382,172	119%
Kevin Valentine	134%	65%	115%	35%	$374,409	127%
Carla Heiss	134%	65%	95%	35%	$379,103	120%

2023 Proxy Statement	45

EXECUTIVE COMPENSATION
Long-Term Equity Incentive Compensation
We utilize long-term equity-based compensation for key employees, including our Named Executive Officers, to align their compensation with the growth of long-term value for our shareholders, to motivate them to achieve long-range goals and as a retention tool. The Compensation Committee administers our long-term equity compensation plans and determines the individuals eligible to receive awards, the types of awards, the value and timing of awards, and the other terms, conditions, performance criteria and restrictions on the awards. Long-term incentive awards earned by our Named Executive Officers are subject to our clawback policy.
In determining the value of awards granted to the Named Executive Officers, the Compensation Committee considers individual performance, the contributions of each executive officer to the Company’s success, each executive officer’s relative experience and future leadership potential and how the executive officer’s total and long-term equity-linked compensation compare to levels at our peer group companies.
We have historically utilized a mix of time-based and performance-based restricted share awards under our equity incentive program. In 2022, to further strengthen the link between pay and performance and alignment with shareholders, the Compensation Committee increased the weighting of performance-based awards for the NEOs from 50% to 60%. Additionally, to further incentivize superior performance, the maximum payout level for the performance-based awards granted to the NEOs was increased from 150% to 200%. The 2022 mix of long-term equity incentive awards is set forth below.

Award Type	Vesting Period	Mix of Long-Term Incentive Grant Value
Time-based Restricted Shares	Three-Year Cliff Vest	40%
Performance-based Restricted Shares	Three-Year Cliff Vest	60%
To mitigate the effects of share price volatility, the number of restricted shares granted is determined based on the volume weighted average trading price on the NYSE for the 90-calendar day period prior to and including the grant date. Awards will pay out in Triton common shares, plus dividends accrued over the vesting period on earned shares.
2022 Performance-Based Restricted Shares Performance Metrics and Weighting
For performance-based share awards granted in 2022, the level of vesting will be contingent on the Company’s TSR performance over the three-year performance period relative to a selected peer group and the achievement of specified Adjusted Return on Equity targets over the performance period.
The table below describes the performance measures and weightings for the 2022 performance-based restricted share awards and how those measures align with our strategy.

Performance-Based Restricted Shares Metric	Weighting	Rationale
Relative Total Shareholder Return	50%	Measures relative long-term shareholder value creation and performance versus peers.
Adjusted Return on Equity	50%	Measures how efficiently management uses investors’ capital to generate profits.
At the end of the performance cycle, the number of shares actually earned by the NEOs may range from 50% to 200% of the target number of performance-based shares granted based on actual performance against the established metrics.
The peer companies used for purposes of the relative TSR component of the 2022 performance-based share awards are shown below. The relative TSR peer group is substantially similar to the peer group used by the Compensation Committee to assess market-based compensation for Named Executive Officers for 2022 as shown under “Competitive Market Positioning,” except that Textainer Group Holdings Limited (“Textainer”), the Company’s remaining publicly traded container leasing peer, was included in the relative TSR peer group and CIT Group Inc. was excluded due to the completion of its merger with First Citizens Bank in January 2022. Additionally, as Atlas Air Worldwide Holdings has announced that it is being acquired, it has been removed from the TSR peer group for all performance-based share awards.

•Air Lease Corp. •Air Transport Services Group •Atlas Air Worldwide Holdings •CubeSmart •Forward Air Corporation	•GATX Corporation •H&E Equipment Services, Inc. •Herc Holdings Inc. •Hub Group, Inc. •Life Storage Inc.	•Matson, Inc. •McGrath RentCorp. •Textainer Group Holdings(1) •WillScot Mobile Mini Inc. •Werner Enterprises, Inc.

(1)For purposes of the TSR calculation, Textainer will be included in the rankings three times as it is a direct competitor of the Company and provides a common basis for comparison.

46	TRITON

EXECUTIVE COMPENSATION
Although we have not prospectively disclosed the Adjusted Return on Equity targets for the performance-based restricted share awards, we intend to disclose them retrospectively, along with results, at the end of the performance cycle. Revealing specific targets prospectively would provide competitors and other third parties with insights into our confidential planning process and strategies and potentially harm us competitively. We design our financial performance targets to be challenging, and there is no guarantee that grants will pay out at or above target.
The following table lists the restricted share grants made to the Named Executive Officers in 2022 and the range of shares that may be earned at the completion of the three-year performance cycle:

			Performance-Based (#)
Name	Vesting Date	Time-Based (#)	Minimum	Target	Maximum
Brian M. Sondey	January 10, 2025	21,548	16,161	32,322	64,644
John Burns	January 10, 2025	3,547	2,660	5,321	10,642
John F. O’Callaghan	January 10, 2025	3,315	2,486	4,973	9,946
Kevin Valentine	January 10, 2025	3,481	2,611	5,221	10,442
Carla Heiss	January 10, 2025	3,116	2,337	4,674	9,348
Restricted Share Awards Vested in 2022
The following table shows the time-based and performance-based equity awards that vested in 2022 for our NEOs. For all NEOs, performance-based awards shown below reflect the vesting of awards granted in 2019 following the end of the three-year performance cycle. The performance metric for these awards was three-year relative TSR. Based on the Company’s actual three-year relative TSR which was in the middle third of the peer group companies, the performance-based awards vested at target. Additionally, for Mr. Burns, amounts shown below include 15,408 time-based and 13,776 performance-based shares that vested upon his retirement effective December 31, 2022. See Potential Payments Upon Termination of Employment or Change of Control for additional information. Amounts shown below are included in the Options Exercised and Stock Vested Table in this proxy statement:

	Time-Based Awards		Performance-Based Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Brian M. Sondey	33,764	$2,033,606	33,763	$2,033,545
John Burns	22,536	$1,489,081	20,904	$1,376,833
John F. O’Callaghan	6,603	$397,699	6,602	$397,638
Kevin Valentine	6,453	$388,664	6,452	$388,604
Carla Heiss	5,650	$381,601	5,650	$381,601

2023 Proxy Statement	47

EXECUTIVE COMPENSATION
Our Compensation Determination Process
Overview of Timeline and Process
The Compensation Committee structures the timing and process for determining NEO compensation so that compensation is aligned with Triton’s financial performance, competitive practices and individual contributions to achieving our strategic and organizational priorities.

▶

Set Targets January – February		Monitor and Evaluate March – December

•Approve annual targets and objectives for annual incentive plan based on rigorous review of financial targets and strategic and organizational objectives for the year.
•Establish grant levels and set performance targets for long-term equity incentive awards.
•Review compensation-related disclosures for proxy statement.

•Review year-to-date performance relative to targets and objectives.
•Review results of say-on-pay vote.
•Review peer group used to benchmark executive compensation and Company performance.
•Review Committee charter, self-assessment and work plan for the current and following year.
•Review compensation benchmarking analysis, market compensation trends and other data, including best practice recommendations and other reports from the Committee’s compensation consultant.

▲		▼

Review and Approve December

•Review year-end financial and individual performance with reference to goals set for the year.
•Determine and approve annual incentive award amounts for CEO and NEOs based on performance assessment.
•Establish NEO target compensation for the upcoming year based on market data, responsibilities, performance, executive compensation history and other factors.

48	TRITON

EXECUTIVE COMPENSATION
Roles and Responsibilities
We believe that a collaborative process best ensures that compensation decisions reflect the principles of our executive compensation program. Set forth below is a summary of the roles and responsibilities of the key participants that were involved in making decisions relating to the compensation of our Named Executive Officers in 2022.

Responsible Party	Roles and Responsibilities
Compensation Committee
•Reviews the Company’s general compensation philosophy and the design, development and implementation of the Company’s executive compensation program, including associated risks.
•Approves annual performance goals and objectives for the CEO and NEOs.
•Annually evaluates the performance of the CEO in consultation with the full Board in light of the goals and objectives established by the Committee. Reviews the annual performance evaluations of the other NEOs.
•Approves (either as a Committee or together with the other independent directors, as directed by the Board), the CEO’s compensation level (including the individual components of compensation). Approves the compensation of our other NEOs.
•Approves any changes to our executive compensation peer group.
•Pursuant to its charter, is empowered to hire outside advisors as it deems appropriate to assist it in the performance of its duties. The Committee annually assesses the independence of its compensation consultant.

CEO (assisted by other members of Triton’s management team)
•Provides performance evaluations and compensation recommendations for the other NEOs.
•Provides input and recommendations to the Committee regarding the performance goals and targets for our annual and equity incentive programs for consideration by the Committee. The Committee retains full discretion in making compensation decisions.
•The CEO is not present during the deliberations on his pay.

Independent Compensation Consultant (Meridian Partners LLC)
•Provides the Committee with information, analysis and objective advice regarding our executive compensation program, including:
•advice and recommendations regarding the composition of the executive compensation peer group;
•expert knowledge of market trends and best practices relating to executive compensation; and
•analysis of each element of and total target direct compensation for each of the NEOs relative to the executive compensation peer group

Board of Directors/Independent Directors	•Full Board participates with the Committee in the annual evaluation of the CEO •If directed by the Board, independent directors approve the compensation of the CEO together with the Committee.
During 2022, the Committee was assisted by its independent compensation consultant, Meridian Partners LLC (“Meridian”). Other than the support that it provided to the Committee, Meridian provided no other services to the Company or Triton management. During the year, the Committee considered the independence of Meridian based on the relevant regulations of the Securities and Exchange Commission and the NYSE listing standards and concluded that the services performed by Meridian did not raise any conflicts of interest.

2023 Proxy Statement	49

EXECUTIVE COMPENSATION
Competitive Market Positioning
The Compensation Committee annually assesses NEO pay levels and mix of compensation compared to a select group of relevant peer companies. The Compensation Committee does not specifically link the target or actual compensation levels of our Named Executive Officers to those at the selected peer companies, but rather uses the peer analysis as a point of reference when determining appropriate overall compensation levels and mix of compensation for our Named Executive Officers. The Compensation Committee retains the flexibility to set compensation levels at, above or below the median of the peer company group in its reasonable discretion taking into account factors such as executive performance, tenure, market conditions, job responsibilities, experience, skill sets and actual or potential contributions to Triton. In addition, actual compensation earned in any year may be at, above, or below the median depending on the individual's and Triton's performance for the year. The Compensation Committee also evaluates the Company’s financial performance relative to the financial performance of the selected peer companies.
The peer group companies used by the Compensation Committee in the 2022 review were:

•Air Lease Corp. •Air Transport Services Group Inc. •Atlas Air Worldwide Holdings •CIT Group Inc. •Cubesmart	•Forward Air Corporation •GATX Corporation •H&E Equipment Services, Inc. •Herc Holdings Inc. •Hub Group, Inc.	•LifeStorage Inc. •Matson, Inc. •McGrath RentCorp. •Werner Enterprises, Inc. •WillScot Mobile Mini Inc.

As the Company has few direct publicly traded competitors, the Compensation Committee, in consultation with its independent compensation consultant, selects companies that operate in similar or adjacent industries, such as the leasing of transportation and other equipment, shipping, freight forwarding, trucking, storage leasing and specialty finance that are comparable to Triton in terms of revenues, market capitalization and asset size. The Company’s two publicly traded container leasing company peers at the time of the executive compensation peer group selection for 2022, Textainer and CAI, were excluded from the peer group. Textainer was excluded because, as a foreign private issuer, it is not required to file a definitive proxy statement but rather includes high-level summary compensation information in its annual report on Form 20-F; accordingly, the compensation details provided are not specific enough to be used in the peer group analysis. CAI was excluded as its revenue and market capitalization figures relative to the Company were considered too small to provide an appropriate basis for comparison. CAI was acquired in the fourth quarter of 2021 and is no longer publicly traded.
The composition of the peer group is reviewed annually to ensure it remains appropriate in terms of company size and business focus and to reflect mergers, acquisitions or other business related changes that may occur. The peer group for 2022 did not change from the peer group for 2021. The following changes have been or are expected to be made to the peer group going forward:
•CIT Group Inc. has completed its merger with First Citizens Bank and therefore has been removed from the peer group for 2023
•Atlas Air Worldwide Holdings has announced that it is being acquired and will be removed from the peer group following the completion of its acquisition.
Other Compensation Elements
Benefits, Perquisites and Other Compensation
Employee Benefits
We provide health and welfare benefits to our employees, including all of our Named Executive Officers. For our U.S. based Named Executive Officers, we provide a defined contribution 401(k) plan with a 100% Company matching contribution up to $6,000, subject to IRS regulations and plan contribution limits. For Mr. O’Callaghan, we provide a UK stakeholder pension scheme with a 100% Company matching contribution on up to 5% of the employee’s annual salary, subject to HMRC’s regulations and plan contribution limits.
Deferred Compensation Plan
We do not offer a deferred compensation plan to our Named Executive Officers.

50	TRITON

EXECUTIVE COMPENSATION
Pension Plan
We do not offer a defined benefit pension plan to our Named Executive Officers.
Personal Benefits
Consistent with our pay-for-performance philosophy, we provide limited executive perquisites. See the “All Other Compensation” column of the Summary Compensation Table and the notes to the table on page 54 of this proxy statement for a description of the perquisites provided to the Named Executive Officers.
Executive Officer Employment Agreements
Prior to February 2022, the Company had an employment agreement with Mr. Sondey which, among other things, set forth his compensation and benefits in the event of a qualifying termination of employment. In February 2022, in connection with the adoption of the Company’s Executive Severance Plan described below and reflecting the broader market practice of moving away from executive employment agreements, the Company and Mr. Sondey entered into a letter agreement mutually terminating his employment agreement. Following the termination of the employment agreement, Mr. Sondey remains employed as our CEO on an at-will basis. Mr. Sondey now participates in the Executive Severance Plan, as described further below. Following the termination of Mr. Sondey’s employment agreement, we do not have employment agreements with our Named Executive Officers, meaning they are not entitled to a fixed term of employment, minimum base salaries, guaranteed bonuses or guaranteed levels of compensation.
Change in Control Provisions
Unvested restricted share awards do not vest solely upon a Change in Control (as defined in the 2016 Equity Incentive Plan). All of our unvested restricted share awards outstanding under the 2016 Equity Incentive Plan are “double-trigger” in nature, meaning that the awards will vest (with any applicable performance conditions deemed to be fully achieved) if, within two years following a Change in Control, the recipient experiences a qualifying termination of employment. Additionally, our Executive Severance Plan contains a "double trigger" requirement for the payment of severance benefits in connection with a change in control of the Company.
Executive Severance Plan
To enhance recruitment and retention of senior executive talent, align with market practice and standardize and streamline the severance arrangements for our senior management team, we adopted the Triton International Limited Executive Severance Plan effective as of February 9, 2022. Under the Executive Severance Plan, subject to the execution of a release of claims, selected senior management employees of the Company and its subsidiaries, including the Named Executive Officers, will be eligible to receive severance payments and benefits in the event the Company terminates their employment without “cause” or they resign their employment for “good reason,” as defined in the Executive Severance Plan.
Upon a termination of employment without cause or a resignation for good reason other than in connection with a change in control, Named Executive Officers would receive the following severance benefits: (i) a payment equal to their base salary in effect at the time of termination, plus their target bonus opportunity for the fiscal year of termination, multiplied by one (1) (or by 1.5 in the case of Mr. Sondey) and (ii) their pro-rated target bonus opportunity for the fiscal year of termination. Named Executive Officers are also entitled to COBRA continuation coverage paid by the Company for 18 months (or, if earlier, until the date on which they become eligible for coverage under another employer-provided plan).
The Executive Severance Plan contains a "double trigger" requirement for the payment of severance benefits in connection with a change in control of the Company. Upon a termination of employment without cause or a resignation for good reason during a “change in control protection period,” as defined in the Executive Severance Plan, Named Executive Officers would receive the following severance benefits: (i) a payment equal to their base salary in effect at the time of termination, plus their target bonus opportunity for the fiscal year of termination, multiplied by 1.5 (or by 2 in the case of Mr. Sondey) and (ii) their full target bonus opportunity for the fiscal year of termination. Named Executive Officers are also entitled to COBRA continuation coverage paid by the Company for 18 months (or, if earlier, until the date on which they become eligible for coverage under another employer-provided plan).
As a condition to participating in the Executive Severance Plan, participants are required to agree to be subject to certain protective covenants that include non-competition, non-solicitation, confidentiality and non-disparagement covenants. The non-competition and non-solicitation covenants apply for 12-months following a Named Executive Officer’s termination of employment for any reason. The confidentiality and non-disparagement covenants apply for an indefinite period.
If any payments to the Named Executive Officers under the Executive Severance Plan or otherwise would be subject to “golden parachute” excise taxes under the Internal Revenue Code, the payments will be reduced to limit or avoid the excise taxes if and to the extent such reduction would produce an expected better after-tax result for the executive.

2023 Proxy Statement	51

EXECUTIVE COMPENSATION
Compensation Governance
Executive Share Ownership Guidelines
The Company has adopted share ownership guidelines to help achieve our compensation objective of linking the interests of our executives to those of our shareholders. The guidelines provide that each Named Executive Officer must maintain ownership of a number of Company shares with a market value at least equal to the specified multiple of the executive’s base salary as shown in the table below:

Name	Stock Ownership Target as a Multiple of Salary
Brian M. Sondey	6
John Burns	3
John F. O’Callaghan	2
Kevin Valentine	2
Carla Heiss	2
Executive officers are expected to meet the guidelines within five years of becoming subject to the guidelines. Attainment of the guidelines is reviewed annually. As of December 31, 2022, all of our Named Executive Officers had met or are on track to meet their required ownership levels within the five-year period. Ownership that counts for the guidelines includes: common shares owned directly or indirectly, unvested time-based restricted shares or restricted share units and shares or units held by a Named Executive Officer in any deferral plan. For performance-based share awards, the minimum number of shares that will be awarded under the grant count towards the ownership guidelines.
If at any time a Named Executive Officer is not in compliance with these guidelines, the Named Executive Officer will be required to retain 50 percent of the net (after taxes) shares received upon the vesting of any restricted shares or restricted share units until the guideline ownership levels have been reached.
Clawback Policy
The Company has a clawback policy to encourage sound risk management and accountability. The clawback policy provides that performance-based compensation awarded to or earned by our current and certain former executive officers (including under the annual incentive plan and the long-term incentive plan) may be required to be forfeited or repaid to the Company in the event of a restatement of the Company’s financial statements. Compensation subject to recovery includes the excess amounts of performance-based compensation awarded or paid to the current or former executive due to the misstated financial results, and covers awards for the three-year period preceding the date of the financial restatement. The Compensation Committee administers and makes determinations under the clawback policy. Following the recent adoption of final rules by the SEC relating to clawback requirements under the Dodd-Frank Act, we will review our policy and amend it to comply with the new mandates. To date, no NEOs have been subject to any clawbacks.
Anti-Hedging and Anti-Pledging Policy
Hedging and similar monetization transactions by a director or an executive officer can lead to a misalignment between the objectives of that director or executive officer and the objectives of our shareholders. The Company’s insider trading policy prohibits employees, officers, and directors from engaging in hedging transactions with respect to Company securities and from pledging Company securities beneficially owned by them, including purchasing Company shares on margin, pledging Company shares to secure a loan, trading in options on the Company’s shares, or short sales of Company shares.
Tax Deductibility of Compensation
Internal Revenue Code Section 162(m) imposes a limit of $1 million per year on the amount of compensation paid to certain executive officers that a company may deduct for any single taxable year. Historically, the deduction limitation did not apply to “qualified performance-based compensation” within the meaning of Section 162(m). However, on December 22, 2017, the U.S. enacted the Tax Cuts and Jobs Act (the “Act”) which made significant changes to Section 162(m) that are generally effective for compensation paid in taxable years beginning after December 31, 2017. The Act eliminates the historic exception for qualified performance-based compensation, unless the compensation qualifies for certain transition relief. In addition, the Act provides that the deduction limitation will apply to an individual who served as the CEO or CFO at any time during the taxable year or one of the three highest compensated officers (other than the CEO or CFO) for the taxable year (collectively, the “covered employees”). Once an individual is a covered employee for a taxable year beginning after December 31, 2016, the individual is considered a covered employee for all future years, including after termination of employment and even after death. Despite these limits on the deductibility of performance-based compensation, the Compensation Committee believes that shareholder interests are best served if its discretion and flexibility in awarding compensation is not restricted, and if a significant portion of our executives’ compensation continues to be tied to the Company’s performance, even though some compensation awards may not be fully tax deductible.

52	TRITON

EXECUTIVE COMPENSATION
Compensation Risk Assessment
The Compensation Committee oversees our executive compensation and employee benefit plans and practices, including our annual short-term and equity-based long-term incentive programs, and in doing so, reviews each annually to see that they do not encourage excessive risk taking. We believe that our compensation practices, which link a substantial portion of executive pay to the Company’s long-term performance, utilize multiple performance metrics, include caps on maximum level of payouts and require executives to meet minimum share ownership requirements, mitigate excessive risk taking. Further, as described above, incentive compensation (cash or equity) is subject to our clawback policy. Additionally, we also have a policy prohibiting employees from engaging in speculative transactions involving our common shares, including hedging or pledging transactions.
Report of the Compensation and Talent Management Committee
The Compensation and Talent Management Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Talent Management Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation and Talent Management Committee Claude Germain, Chair John S. Hextall Robert L. Rosner

2023 Proxy Statement	53

EXECUTIVE COMPENSATION
Executive Compensation Tables
Summary Compensation Table
The following table summarizes the compensation of our Named Executive Officers for the fiscal years ended December 31, 2022, 2021 and 2020.

Name and Principal Position	Year	Salary ($)	Share Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Brian M. Sondey Chairman and Chief Executive Officer	2022	1,010,000	3,456,299	1,254,925	19,291	5,740,515
	2021	975,000	2,827,182	1,950,000	16,550	5,768,732
	2020	950,000	2,384,880	1,624,975	16,040	4,975,895
John Burns(5) Senior Vice President and Chief Financial Officer	2022	515,000	568,971	447,921	20,456	1,552,348
	2021	495,000	560,022	579,150	17,682	1,651,854
	2020	475,000	486,798	416,955	21,914	1,400,667
John F. O’Callaghan(6) Executive Vice President, Global Head of Field Marketing and Operations	2022	460,337	531,758	382,172	43,967	1,418,234
	2021	491,373	516,494	589,648	41,132	1,638,647
	2020	475,650	447,465	519,552	24,932	1,467,599
Kevin Valentine Senior Vice President, Triton Container Sales	2022	420,000	558,320	374,409	16,534	1,369,263
	2021	400,000	543,667	480,000	15,673	1,439,340
	2020	385,000	437,650	420,536	15,283	1,258,469
Carla Heiss Senior Vice President, General Counsel and Secretary	2022	450,000	499,806	379,103	14,842	1,343,751
	2021	420,000	478,452	472,500	14,754	1,385,706
	2020	400,000	—	351,120	14,526	765,646
(1)The share award values shown in this column represent the grant date fair value of the time-based and performance-based restricted shares granted by the Company as calculated in accordance with FASB ASC 718 - “Compensation-Stock Compensation” (ASC 718). For further discussion regarding the assumptions used in valuing these share awards, please refer to Note 9 in the 2022 Consolidated Financial Statements in the Company’s Form 10-K filed on February 14, 2023. Dividends are not paid on awards during the vesting period. Actual value to be realized, if any, will depend on the satisfaction of certain pre-established vesting conditions. The awards granted in 2022 are set forth in the “Grants of Plan-Based Awards Table” on page 55.
(2)The grant date fair value of the performance-based restricted common shares reported in this column assumes that these awards will be earned at the target level of performance. If the maximum level of performance had been assumed, the grant date fair value of the time-based and the performance-based restricted shares granted to our Named Executive Officers would have been as follows for 2022: Mr. Sondey: $5,530,079; Mr. Burns: $910,366; Mr. O’Callaghan: $850,826; Mr. Valentine: $893,300; and Ms. Heiss: $799,690.
(3)Cash awards earned under our annual incentive compensation program. All incentive compensation payments to our Named Executive Officers are calculated following the closing of the fiscal year and paid out in February of the following year.
(4)For 2022, All Other Compensation consisted of the following:

Name	Savings Plan Company Match ($)	Other Compensation ($)(a)	Total
Brian M. Sondey	6,000	13,291	19,291
John Burns	6,000	14,456	20,456
John F. O’Callaghan	26,361	17,606	43,967
Kevin Valentine	6,000	10,534	16,534
Carla Heiss	6,000	8,842	14,842
(a)Other compensation includes Company paid car allowances, Company paid life insurance premiums for coverage exceeding $50,000 and Company matching gift donations. In addition, for Mr. O’Callaghan the amount also includes club membership fees.
(5)Mr. Burns retired from the Company effective December 31, 2022.
(6)Amounts reported in the table for Mr. O’Callaghan were paid in GBP and converted for purposes of this table from GBP to U.S. dollars at an exchange rate of USD 1.199 to GBP 1.0 for 2022, USD 1.331 to GBP 1.0 for 2021, and USD 1.334 to GBP 1.0 for 2020.

54	TRITON

EXECUTIVE COMPENSATION
Grants of Plan-Based Awards Table
The following table includes certain information with respect to the annual incentive compensation plan awards and equity awards granted to our Named Executive Officers during the fiscal year ended December 31, 2022:

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Awards			Estimated Future Payouts under Equity Incentive Awards			All Other Share Awards: Number of Shares (#)(2)	Grant Date Fair Value of Share Awards(3)
		Minimum ($)(1)	Target ($)	Maximum ($)	Minimum (#)	Target (#)	Maximum (#)
Brian M. Sondey	2/8/2022	$—	$1,010,000	$2,020,000	16,161	32,322	64,644		$2,073,780
	2/8/2022							21,548	$1,382,550
John Burns	2/8/2022	$—	$360,500	$721,000	2,660	5,321	10,642		$341,395
	2/8/2022							3,547	$227,576
John F. O’Callaghan(4)	2/8/2022	$—	$322,236	$644,472	2,486	4,973	9,946		$319,068
	2/8/2022							3,315	$212,690
Kevin Valentine	2/8/2022	$—	$294,000	$588,000	2,611	5,221	10,442		$334,979
	2/8/2022							3,481	$223,341
Carla Heiss	2/8/2022	$—	$315,000	$630,000	2,337	4,674	9,348		$299,884
	2/8/2022							3,116	$199,923
(1)Awards granted under our annual incentive plan do not have a minimum performance payout.
(2)Represents time-based restricted share awards.
(3)Calculated based on target equity incentive awards using the February 8, 2022 closing share price of $64.16.
(4)Amounts reported in the “Non-Equity Incentive Award” column are based on an exchange rate of USD 1.199 to GBP 1.0.
Outstanding Equity Awards at Fiscal Year End Table
The following table includes certain information with respect to restricted share awards held by each of our Named Executive Officers as of December 31, 2022.

	Stock Awards
	Time-Based Restricted Shares		Performance-Based Restricted Shares		Combined Totals
Name	Number of Shares or Units That Have Not Vested (#)(1)	Market Value of Shares or Units That Have Not Vested ($)(2)	Number of Unearned Shares That Have Not Vested (#)(3)	Market or Payout Value of Unearned Shares That Have Not Vested ($)(2)	Total Number of Unvested Time-Based and Performance- Based Restricted Shares (#)	Combined Market Value of Unvested Time-Based and Performance- Based Restricted Shares ($)
Brian M. Sondey(4)	80,467	$5,534,520	153,022	$10,524,853	233,489	$16,059,373
John Burns(5)	—	$—	10,642	$731,957	10,642	$731,957
John F. O’Callaghan(6)	14,234	$979,015	26,324	$1,810,565	40,558	$2,789,580
Kevin Valentine(7)	14,536	$999,786	27,024	$1,858,711	41,560	$2,858,497
Carla Heiss(8)	7,782	$535,246	16,347	$1,124,347	24,129	$1,659,593
(1)Amounts appearing in this column include (1) time-based restricted shares granted by the Company in February 2020, 2021, and 2022 to each of our Named Executive Officers (other than Ms. Heiss for 2020). The share grants have three-year cliff vesting contingent upon continued employment with the Company.
(2)The closing price of the Company’s common shares on December 31, 2022 was $68.78.
(3)Amounts appearing in this column include (1) performance-based restricted shares granted by the Company in February 2020, 2021, and 2022 to each of our Named Executive Officers (other than Ms. Heiss for 2020). The performance-based restricted share grants have three-year cliff vesting contingent upon continued employment with the Company, and are also contingent upon meeting certain performance-based criteria, as described above in the “Compensation Discussion and Analysis” section. The amounts appearing in this column assume that the maximum number of performance-based restricted shares will be earned.
(4)Mr. Sondey’s restricted shares vest as follows: 78,368 on January 10, 2023, 68,929 on January 10, 2024, and 86,192 on January 10, 2025 (which all include the maximum of the performance-based share grants).
(5)Upon his retirement, Mr. Burns was entitled to immediate vesting of his unvested time-based and performance-based restricted share awards, except that his unvested performance-based restricted shares granted in 2022 will vest in accordance with their original vesting schedule. Accordingly, amounts shown for Mr. Burns represent the number of unvested performance-based shares assuming

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EXECUTIVE COMPENSATION
achievement of the relevant performance measures at maximum. See the Options Exercised and Stock Vested Table and Potential Payments Upon Termination or Change in Control for additional information.
(6)Mr. O’Callaghan’s restricted shares vest as follows: 14,704 on January 10, 2023, 12,593 on January 10, 2024 and 13,261 on January 10, 2025, (which all include the maximum of the performance-based share grants).
(7)Mr. Valentine’s restricted shares vest as follows: 14,382 on January 10, 2023, 13,255 on January 10, 2024 and 13,923 on January 10, 2025 (which all include the maximum of the performance-based share grants).
(8)Ms. Heiss’ restricted shares vest as follows: 11,665 on January 10, 2024 and 12,464 on January 10, 2025 (which includes the maximum of the performance-based share grants).
Options Exercised and Stock Vested Table
The shares shown in the table below represent time-based and performance-based shares that vested on January 1, 2022 (for all NEO’s other than Ms. Heiss), December 3, 2022 (for Ms. Heiss) and December 31, 2022 (for Mr. Burns). The closing share price on January 1, 2022 was $60.23, $67.54 on December 3, 2022 and $68.78 on December 31, 2022. We do not grant stock options to our executives as part of our equity incentive program.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Brian M. Sondey	67,527	$4,067,151
John Burns (1)	43,440	$2,865,914
John F. O’Callaghan	13,205	$795,337
Kevin Valentine	12,905	$777,268
Carla Heiss	11,300	$763,202
(1)Includes 29,184 restricted shares that vested upon Mr. Burns’ retirement effective December 31, 2022. See Potential Payments Upon Termination or Change in Control for additional information.
Pension Benefits
We do not provide our Named Executive Officers with any plans providing for payments or other benefits at, following or in connection with retirement, other than our tax-qualified defined contribution 401(k) plan and our UK Stakeholders Scheme for Mr. O’Callaghan.
Nonqualified Deferred Compensation
We do not provide our Named Executive Officers with any plans providing for nonqualified deferred compensation.
Potential Payments Upon Termination or Change in Control
This section describes and quantifies the potential payments and benefits that our Named Executive Officers would have been eligible to receive from us under each agreement, plan or arrangement entered into, sponsored or maintained by the Company that provides for payments or benefits in connection with a termination of employment or a change in control of the Company. As discussed in the “Compensation Discussion and Analysis” section, we have adopted an Executive Severance Plan that streamlines and standardizes the severance arrangements for our NEOs. Vesting of long-term equity incentive awards in connection with a termination of employment is governed by the terms of the 2016 Equity Incentive Plan and the applicable award agreements. These amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the listed officers, which would only be determined at the time that they become eligible for payment.

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EXECUTIVE COMPENSATION
The information provided in this section assumes that the applicable termination of employment occurred on December 31, 2022, and that the value of restricted stock awards is based on the closing price of our common shares on December 31, 2022 of $68.78, and also includes accrued dividends. Mr. Burns retired from the Company effective December 31, 2022. Accordingly, the payments and benefits to be provided to Mr. Burns in connection with his retirement are described separately at the end of this section.

Name	Benefit	Termination Event
		Termination without Cause or with Good Reason	Termination without Cause or with Good Reason in connection with a Change of Control	Termination due to death or disability
Brian M. Sondey	Cash Severance(1)	$4,040,000	$5,050,000	$—
	Restricted Stock(2)	$11,035,969	$17,192,664	$17,192,664
	Other(3)	$67,243	$67,243	$—
	TOTAL	$15,143,212	$22,309,907	$17,192,664
John F. O’Callaghan(4)	Cash Severance(1)	$1,104,809	$1,496,095	$—
	Restricted Stock(2)	$2,045,565	$2,992,798	$2,992,798
	Other(3)	$25,452	$25,452	$—
	TOTAL	$3,175,826	$4,514,345	$2,992,798
Kevin Valentine	Cash Severance(1)	$1,008,000	$1,365,000	$—
	Restricted Stock(2)	$2,069,968	$3,064,488	$3,064,488
	Other(3)	$67,243	$67,243	$—
	TOTAL	$3,145,211	$4,496,731	$3,064,488
Carla Heiss	Cash Severance(1)	$1,080,000	$1,462,500	$—
	Restricted Stock(2)	$860,760	$1,751,064	$1,751,064
	Other(3)	$67,243	$67,243	$—
	TOTAL	$2,008,003	$3,280,807	$1,751,064
(1)As described in the section “Executive Severance Plan” on page 51.
(2)See the “Outstanding Equity Awards at Fiscal Year End” table on page 55. Amounts shown for termination without cause or with good reason assume all restricted shares not granted in the year of termination fully vest, including performance-based shares vested at maximum, and accrued dividends as of December 31, 2022. Amounts shown for termination without cause or with good reason in connection with a change of control and termination due to death or disability assume all restricted shares fully vest, including performance-based shares vested at maximum, and accrued dividends as of December 31, 2022.
(3)Reflects assumed total cost of continuing health care premiums, as provided under the Executive Severance Plan.
(4)Amounts shown in the table use a conversion rate of USD 1.199 to GBP 1.0.
Payments and Benefits Provided to Mr. Burns in Connection with his Retirement
In June 2022, we announced that John Burns planned to retire from the Company after over 25 years of service. Mr. Burns agreed to remain with the Company through December 31, 2022 in order to assist the Company with identifying his successor as our next CFO and ensuring a smooth transition, and in November 2022 we announced the appointment of Michael Pearl as CFO, effective January 1, 2023. The Board and the Compensation and Talent Management Committee highly valued Mr. Burns’ ongoing commitment to the Company as part of the CFO transition process. In recognition of his valuable and active contributions in facilitating a seamless transition of his responsibilities prior to his retirement, the Compensation and Talent Management Committee approved the following payments and benefits to be provided to Mr. Burns in connection with his retirement:
•his actual bonus for 2022 based on performance achieved (as shown in the Summary Compensation Table);
•a lump sum cash payment equal to 12 months of his base salary, plus his 2022 target annual bonus opportunity;
•Company paid continuing health care premiums pursuant to COBRA for 18 months after his retirement date; and
•full vesting of his outstanding equity incentive plan awards on his retirement date (based on performance determined as of December 31, 2022 for performance-based restricted share awards), with the exception of his performance-based restricted shares granted in 2022, which will vest following the end of the three-year performance period, subject to the achievement of the applicable performance measures for those awards.

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EXECUTIVE COMPENSATION
The estimated value of the payments and benefits provided to Mr. Burns is set forth in the table below. The information provided in the table with respect to the value of restricted share awards is based on the closing price of our common shares on December 31, 2022 of $68.78, and accrued dividends as of December 31, 2022. The actual amount earned with respect to the 2022 performance-based shares will be determined based on the Company's actual performance over the three-year performance period in accordance with the 2016 Equity Incentive Plan and the applicable award agreement.

Payment or Benefit	Amount
Cash payment	$875,500
2022 Annual Incentive Bonus	$447,921
Health care premiums	$48,872
Value of 2020 Restricted Share Awards	$971,548
Value of 2021 Restricted Share Awards	$947,464
Value of 2022 Performance-Based Share Award(1)	$731,957
Value of 2022 Time-Based Restricted Share Award	$253,362
TOTAL	$4,276,624
(1)Amount shown assumes vesting of the performance-based share award at maximum. The actual value of the performance-based share award will be determined based on the Company's actual performance over the three-year performance period.
As a condition to receiving the above payments and benefits, Mr. Burns’ entered into a retirement and release agreement which included a general release of claims. Additionally, Mr. Burns will be bound by the terms of the non-competition and non-solicitation provisions contained in the Executive Severance Plan for 12 months following the date of his retirement and by the terms of the confidentiality and non-disparagement provisions indefinitely.
Additionally, the Company has entered into a consulting agreement with Mr. Burns pursuant to which he will provide ongoing advisory services to support the transition to his successor for a period of one year after his retirement for a fee of $42,900 per month.
2016 Equity Incentive Plan
In the event that a Change in Control (as defined in Triton’s 2016 Equity Incentive Plan) occurs and a participant’s employment is subsequently terminated by the Company or its affiliates without Cause or by the participant for Good Reason (in each case as defined in the 2016 Equity Incentive Plan) within the two years following the Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges (a) any and all options and SARs granted under the 2016 Equity Incentive Plan shall become immediately exercisable and (b) any restriction periods and restrictions imposed on restricted shares or other awards shall lapse and performance conditions shall be deemed to be fully achieved and vest at maximum.
Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2022 with respect to outstanding awards and shares remaining available for issuance under the Company’s existing equity compensation plan. Information is included in the table as to common shares that may be issued pursuant to Triton’s equity compensation plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	291,524	(1)	N/A	2,830,395
Equity compensation plans not approved by security holders	N/A		N/A	N/A
TOTAL	291,524		N/A	2,830,395
(1)Represents the number of performance-based restricted common shares that can be earned based on maximum performance under these awards. The weighted average exercise price of the restricted shares identified in column (a) is listed as N/A since such restricted shares do not have an exercise price or purchase price. Pursuant to SEC guidance, time-based restricted common shares that were issued and outstanding as of December 31, 2022 are not included in column (a) or (c) of this table.

58	TRITON

EXECUTIVE COMPENSATION
CEO Pay Ratio
Pursuant to SEC rules, we are required to calculate and disclose the ratio of the CEO’s annual total compensation (as calculated in the Summary Compensation Table) to that of the Company’s median employee.
To determine the median employee, we made a direct determination from our global employee population (other than our CEO) of approximately 241 individuals. We established a consistently applied compensation measure inclusive of base pay, overtime, annual incentives, and allowances to identify the Company’s median employee. Our employee population was evaluated as of December 31, 2022, and reflects compensation paid from January 1, 2022, through December 31, 2022. Where allowed under the applicable SEC rule, we have annualized compensation for full-time and part-time employees newly hired in 2022. Non-U.S. compensation was converted to U.S. dollars based on the applicable exchange rates as of December 31, 2022.
Based on the above, the annual total compensation for the median employee for 2022 was $136,807. Using the CEO’s total 2022 compensation of $5,740,515 as presented in the Summary Compensation Table, the resulting ratio is 42:1.

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Pay Versus Performance
Pay Versus Performance Table
The following table sets forth (i) compensation for our Chief Executive Officer and average compensation for our other NEOs for each of the last three fiscal years as presented in our Summary Compensation Table and as calculated in accordance with the SEC’s pay versus performance disclosure rule, respectively, and (ii) certain performance measures against which the foregoing compensation information can be compared for each of the last three fiscal years.

					Value of Initial Fixed $100 Investment Based On(3):
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)	Company TSR ($)	Russell 3000 Industrial Transportation Sector TSR ($)	Net Income ($)(4)	Adjusted Return on Equity (%)(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	5,740,515	7,960,559	1,420,899	1,866,614	197.89	137.51	746,922	28.4
2021	5,768,732	8,226,462	1,528,887	1,953,541	166.24	161.03	530,240	28.1
2020	4,975,895	7,733,755	1,223,095	1,657,998	128.39	126.72	329,779	15.9
(1)Reflects the total compensation of our Chief Executive Officer, who is our principal executive officer (“PEO”), and the average total compensation of our non-PEO NEOs as calculated in the Summary Compensation Table for each of the years shown. The PEO whose compensation is set forth in columns (b) and (c) is Brian M. Sondey for each of the years shown and the non-PEO NEOs whose compensation is set forth in columns (d) and (e) for each of the years shown are John Burns, John F. O’Callaghan, Kevin Valentine and Carla Heiss.
(2)The following tables set forth the adjustments made during each of the years shown to arrive at compensation actually paid (“CAP”) to our PEO and other NEOs during the applicable year:
Determination of CAP to our PEO:

		2022 ($)	2021 ($)	2020 ($)
Total Compensation as Reported in Summary Compensation Table		5,740,515	5,768,732	4,975,895
(Subtract)	Grant date fair value of equity awards granted during fiscal year	(3,456,299)	(2,827,182)	(2,384,880)
Add	Fair value of equity awards granted in current fiscal year – value at year-end	3,705,179	3,321,263	3,041,286
Add	Dividends paid on unvested equity awards during fiscal year	489,557	437,459	422,937
Add/(Subtract)	Change in fair value from end of prior fiscal year to end of current fiscal year for equity awards made in prior fiscal years that were unvested at end of current fiscal year	1,481,607	1,526,190	1,678,517
Add/(Subtract)	Change in fair value from end of prior fiscal year to vesting date for equity awards made in prior fiscal years that vested during current fiscal year(i)	—	—	—
(Subtract)	Fair value of forfeited equity awards determined at end of prior fiscal year for awards made in prior fiscal years that were forfeited during current fiscal year(ii)	—	—	—
Equals	Compensation Actually Paid to PEO(iii)	7,960,559	8,226,462	7,733,755
(i)No adjustment was made because the vesting date for the equity awards that vested during each year shown was January 1 of such year.
(ii)No adjustment was made because no equity awards were forfeited during each of the years shown.
(iii)The variance between the Summary Compensation Table total and CAP of our PEO for each of the years shown is exclusively a result of the different methodology required to calculate equity value in the Summary Compensation Table as compared to the Pay Versus Performance Table. The Company does not provide the PEO with pension plan benefits.

60	TRITON

EXECUTIVE COMPENSATION
Determination of Average CAP to our Non-PEO NEOs:

		2022 ($)	2021 ($)	2020 ($)
Total Compensation as Reported in Summary Compensation Table		1,420,899	1,528,887	1,223,095
(Subtract)	Grant date fair value of equity awards granted during fiscal year	(539,714)	(524,659)	(342,978)
Add	Fair value of equity awards granted in current fiscal year – value at year-end	578,577	616,349	437,378
Add	Dividends paid on unvested equity awards during fiscal year	85,223	75,912	68,206
Add/(Subtract)	Change in fair value from end of prior fiscal year to end of current fiscal year for equity awards made in prior fiscal years that were unvested at end of current fiscal year	300,978	257,052	272,297
Add/(Subtract)	Change in fair value from end of prior fiscal year to vesting date for equity awards made in prior fiscal years that vested during current fiscal year(i)	20,651	—	—
(Subtract)	Fair value of forfeited equity awards determined at end of prior year for awards made in prior fiscal years that were forfeited during current fiscal year(ii)	—	—	—
Equals	Compensation Actually Paid to Non-PEO NEOs(iii)	1,866,614	1,953,541	1,657,998
(i)The adjustment made for fiscal year 2022 reflects the vesting of an equity award of a non-PEO NEO in December of such year. All other equity awards of non-PEO NEOs that vested during fiscal year 2022 vested on January 1 of such year. No adjustment was made for fiscal years 2021 or 2020 because the vesting date for the equity awards that vested during each of those years was January 1 of such year.
(ii)No adjustment was made because no equity awards were forfeited during each of the years shown.
(iii)The variance between the average Summary Compensation Table total and average CAP of our non-PEO NEOs for each of the years shown is exclusively a result of the different methodology required to calculate equity value in the Summary Compensation Table as compared to the Pay Versus Performance Table. The Company does not provide any non-PEO NEOs with pension plan benefits.
(3)The amounts shown compare the Company’s cumulative TSR with the Russell 3000 Industrial Transportation Sector cumulative TSR for the period beginning on December 31, 2019 and ending on December 31, 2022. Pursuant to SEC rules, the comparison assumes that the value of the investment in the Company’s common shares and the Russell 3000 Industrial Transportation Sector was $100 on December 31, 2019 and that all dividends were reinvested. The Russell 3000 Industrial Transportation Sector, which includes the majority of the companies in the Company’s executive compensation peer group, is the published industry/line-of-business index that the Company used in presenting the Performance Graph in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 14, 2023.
(4)Reflects after-tax net income prepared in accordance with GAAP for each of the years shown.
(5)Adjusted Return on Equity is the financial measure from the Tabular List of Financial Performance Measures below which in the Company’s assessment represents the most important financial performance measure used by the Company to link CAP to the Company’s PEO and other NEOs for the years shown to the Company’s performance. Please see “CAP versus Adjusted Return on Equity” below for additional information on the relationship between Adjusted Return on Equity and CAP. Adjusted Return on Equity as used in this proxy statement is a non-GAAP financial measure. Refer to Appendix A for further discussion on this measure, including a reconciliation of Adjusted Return on Equity to the most directly comparable GAAP measure.

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The below narrative and graphical presentations describe the relationship between each of the financial performance measures identified in the Pay Versus Performance Table and the PEO’s CAP and average of the other NEOs’ CAP for the years presented in the table.
CAP Versus Total Shareholder Return
As shown in the chart below, our PEO and other NEOs’ CAP amounts are aligned with the Company’s TSR. On an absolute basis, lower Company TSR performance in 2020 aligned with lower CAP to our PEO and lower average CAP to our other NEOs for 2020, while significant Company TSR growth in each of the last two years aligns with CAP to our PEO and average CAP to our other NEOs at higher levels for 2022 and 2021 as compared to 2020. On a relative basis, the Company’s increasingly strong TSR performance in each of 2020, 2021 and 2022 relative to the Russell 3000 Industrial Transportation Sector TSR in each respective year aligned with higher CAP to our PEO and higher average CAP to our other NEOs in each of 2022 and 2021 as compared to 2020.

CAP VS. TSR

$10
$8
$6
$4
$2
$0
Compensation Actually Paid ($M)
$250
$200
$150
$100
$50
$0
TSR (Value of $100 Investment)
$7.7
$8.2
$8.0
$1.7
$2.0
$1.9
2019
2020
2021
2022
PEO CAP
Non-PEO NEOs Avg. CAP
TSR -Triton
TSR - Index

CAP Versus Net Income
As shown in the chart below, the Company’s net income has improved in each of the last two years, aligning directionally with higher CAP to our PEO and higher average CAP to our other NEOs for each of 2022 and 2021, as compared to 2020. However, the Company does not use net income to determine compensation levels or incentive plan payouts.

CAP VS. NET INCOME

$10
$8
$6
$4
$2
$0
Compensation Actually Paid ($M)
$1,000
$800
$600
$400
$200
$0
Net Income ($M)
$7.7
$1.7
$8.2
$2.0
$8.0
$1.9
2020
2021
2022
PEO CAP
Non-PEO NEOs Avg. CAP
Net Income $M - Triton

62	TRITON

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CAP Versus Adjusted Return on Equity
Adjusted Return on Equity, which measures how efficiently management uses investors’ capital to generate profits, is the most important financial performance measure used by the Company to link compensation to performance. It is a performance metric used in the Company’s long-term equity incentive awards, with a weighting of 50% for performance-based restricted share awards, which constitute the majority of equity-based compensation granted to our NEOs. As shown in the chart below, lower Adjusted Return on Equity performance in 2020 aligned with lower CAP to our PEO and lower average CAP to our other NEOs for 2020, while growth in the last two years aligns with CAP to our NEOs at higher levels for each of 2022 and 2021 as compared to 2020.

CAP VS. ADJUSTED RETURN ON EQUITY

$10
$8
$6
$4
$2
$0
30%
24%
18%
12%
6%
0%
Compensation Actually Paid ($M)
Net Income ($M)
$7.7
$8.2
$8.0
$1.7
$2.0
$1.9
2020
2021
2022
PEO CAP
Non-PEO NEOs Avg. CAP
Adjusted ROE - Triton

Most Important Financial Performance Measures
The financial performance measures listed below represent, in the Company’s assessment, the most important financial performance measures used by the Company to link CAP to the Company’s NEOs for the year ended December 31, 2022 to performance.

TABULAR LIST OF FINANCIAL PERFORMANCE MEASURES(1)(2)

•Adjusted Earnings Per Share(3) •Adjusted Return on Equity(3) •Cash Flow before Capital Expenditures(3)	•Growth in Revenue Earning Assets •Relative TSR

(1)The financial performance measures in this list are ordered alphabetically. The placement of each measure within the list is not indicative of relative rank or importance.
(2)For further information regarding these financial performance measures and their function in the Company’s executive compensation program, see the “Compensation Discussion and Analysis” section of this proxy statement.
(3)Adjusted Earnings Per Share, Adjusted Return on Equity and Cash Flow before Capital Expenditures as used in this proxy statement are non-GAAP financial measures. Refer to Appendix A for a further discussion of these measures.

2023 Proxy Statement	63

PROPOSAL 3	Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation
The Board of Directors recommends that a non-binding advisory vote on executive compensation be held annually and that shareholders vote for "1 Year".

In addition to the non-binding advisory vote on Named Executive Officer compensation described in Proposal 2 above, this Proposal 3 provides shareholders with the opportunity to express a non-binding preference on how often Triton should hold future say-on-pay advisory votes. This is referred to as a say-on-pay frequency vote. Under this Proposal 3, shareholders may cast their advisory vote for every “1 Year,” “2 Years,” or “3 Years,” or may abstain from voting. Shareholders are not voting to approve or disapprove the Board's recommendation.
In 2017, we held our first say-on-pay frequency vote and, consistent with the Board’s recommendation, a majority of our shareholders voted in favor of an annual vote. Starting with our Annual General Meeting held in 2017, we have held annual advisory votes on executive compensation. This year, the Board again recommends that shareholders approve, on an advisory basis, holding an annual say-on-pay vote. The Board continues to believe that an annual vote is most appropriate for Triton as it provides shareholders with an opportunity to express their views on our executive compensation program in a direct and timely manner. In addition, an annual advisory say-on-pay vote is consistent with our policy of seeking input from, and engaging with, our shareholders on corporate governance matters and our executive compensation program.
Although the vote on this Proposal 3 is advisory and non-binding, the Compensation and Talent Management Committee and the Board will review the voting results and will consider shareholder views when determining the frequency of future say-on-pay votes.
A say-on-pay frequency vote must be held at least once every six years. Accordingly, following this year’s say-on-pay frequency vote, we anticipate that the next such vote will be held at the Annual General Meeting in 2029.

PROPOSAL 4	Appointment of Independent Auditors and Authorization of Remuneration

The Board of Directors recommends a vote “FOR” the appointment of KPMG LLP as Triton’s independent auditors for the fiscal year ending December 31, 2023 and the authorization of the Audit Committee to determine the independent auditors’ remuneration.

Based on the recommendation of the Audit Committee, the Board has recommended and asks that you appoint KPMG LLP (“KPMG”), an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2023 and authorize the Audit Committee to determine the independent auditors’ remuneration. KPMG has served as our independent auditors since 2014.
Pursuant to Bermuda law and our Bye-laws, an auditor is appointed at the annual general meeting or at a subsequent general meeting in each year and shall hold office until a successor is appointed. If our shareholders do not approve the appointment of KPMG, the Audit Committee will reconsider whether or not to retain KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, but will not be obligated to terminate the appointment. Even if shareholders approve the appointment of KPMG, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders
Representatives of KPMG are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if desired, and to respond to appropriate shareholder questions.

64	TRITON

PROPOSAL 4 - APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZATION OF REMUNERATION
Audit Fees
The following table sets forth the fees billed to or incurred by Triton for professional services rendered by KPMG, the Company’s independent registered public accounting firm, for the years ended December 31, 2022 and 2021:

Type of Fees	2022	2021
Audit Fees	$2,097,876	$2,243,130
Audit-Related Fees	—	—
Tax Fees	657,651	633,801
All Other Fees	96,000	256,000
TOTAL FEES	$2,851,527	$3,132,931
In accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services in connection with the audit of Triton’s consolidated financial statements included in its Annual Report on Form 10-K, and for services that are normally provided in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for services reasonably related to the performance of the audit, other than “audit fees”; “tax fees” are fees for tax compliance and tax advice; and “all other fees” are fees for any services not included in the first three categories, which were principally comprised of agreed upon procedures related to various debt issuances and ongoing debt compliance.
Pre-Approval Policies and Procedures
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by KPMG. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. KPMG and management are required to periodically report to the Audit Committee regarding the extent of services provided by KPMG in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees set forth on the above table were pre-approved by the Audit Committee.
Report of the Audit Committee
The Audit Committee is currently composed of five directors, each of which is independent as required by the listing standards of the NYSE and rules of the SEC. Each member of the Audit Committee is financially literate, as that qualification is interpreted by Triton’s Board of Directors in its business judgment. Further, Mr. Alspaugh and Ms. Ramdev qualify and are each designated as an “audit committee financial expert” as such term is defined in rules adopted by the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.
Management has primary responsibility for Triton’s financial statements and the reporting process, including the systems of internal control over financial reporting. As more fully described in its charter, the primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company, including oversight of (i) the integrity of the Company’s financial statements, related disclosures and internal control over financial reporting; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the Company’s independent auditors’ qualifications, independence and performance; and (iv) the performance of the Company’s internal audit function. KPMG, Triton’s independent registered public accounting firm, is responsible for planning and conducting an audit of Triton’s annual consolidated financial statements and a review of Triton’s quarterly financial statements and expressing opinions on the Company’s financial statements and internal control over financial reporting based on its audits.
In carrying out its responsibilities, the Audit Committee meets periodically with Triton’s management, KPMG and members of the internal audit function, both separately and collectively, to review accounting, auditing, internal control, ethics and compliance and financial reporting matters. The Audit Committee has discussed with KPMG and the internal auditors the overall scope of and plans for their respective audits and activities, the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. During 2022, in conjunction with the mandated rotation of the lead audit partner of the Company’s independent registered public accounting firm, the Audit Committee was directly involved in the selection of the Company’s new lead audit partner from KPMG beginning with the 2023 audit. The Audit Committee also reviewed the Company’s responses to the COVID-19 pandemic with respect to processes and procedures for preparing Triton’s consolidated financial statements, conducting internal audits and facilitating KPMG’s audit processes. Additionally, the Committee reviewed IT and cybersecurity risk management, significant legal and regulatory matters and the U.S. and non-U.S. tax regulatory environment.

2023 Proxy Statement	65

PROPOSAL 4 - APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZATION OF REMUNERATION
Prior to the filing of Triton’s Annual Report on Form 10-K for the year ended December 31, 2022, the Audit Committee met and held discussions with KPMG and management to review and discuss matters related to the conduct of the audit, as well as Triton’s audited financial statements and internal control over financial reporting. The Audit Committee reviewed and discussed the critical accounting policies applied by Triton in the preparation of its financial statements as well as significant accounting estimates and judgments used by management in preparing the financial statements, new accounting standards, any critical audit matters identified by KPMG during the audit, and the disclosures in Triton’s consolidated financial statements. The Audit Committee also discussed with KPMG the matters required to be discussed with audit committees pursuant to the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
In addition, the Audit Committee has reviewed and discussed with KPMG its independence from the Company and its management and has received the written disclosures and letter from KPMG required by the applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence. The Audit Committee also has considered whether KPMG’s provision of permitted non-audit services to Triton is compatible with its independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from Triton and its management.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in Triton’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the Securities and Exchange Commission.
The Audit Committee
Robert W. Alspaugh, Chair
Malcolm P. Baker
Annabelle Bexiga
Kenneth Hanau
Niharika Ramdev

66	TRITON

Information Regarding Beneficial Ownership of Management and Principal Shareholders
The following tables show the beneficial ownership of our common shares on March 1, 2023 by:
•our directors, director nominees and Named Executive Officers and all of our directors and executive officers as a group; and
•each person who we know beneficially owns more than 5% of our common shares.
Beneficial ownership, which is determined in accordance with the rules and regulations of the Securities and Exchange Commission, means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of our common shares. The number of common shares beneficially owned by a person includes common shares issuable with respect to options and convertible securities held by the person which are exercisable or convertible within 60 days. The percentage of our common shares beneficially owned by a person assumes that the person has exercised all options and converted all convertible securities the person holds which are exercisable or convertible within 60 days, and that no other persons exercised any of their options or converted any of their convertible securities. Except as otherwise indicated, the business address for each of the following persons is c/o Triton International Limited, Victoria Place, 5th Floor, 31 Victoria Street, Hamilton HM 10, Bermuda. Except as otherwise indicated in the footnotes to the table or in cases where community property laws apply, we believe that each person identified in the table possesses sole voting and investment power over all common shares shown as beneficially owned by the person. The percentages of beneficial ownership are based on common shares outstanding, together with the individual’s restricted shares granted and not yet vested.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
Brian M. Sondey(1)(2)	546,799	*
John Burns(2)(3)	74,471	*
John F. O’Callaghan(2)	101,632	*
Kevin Valentine(2)	42,900	*
Carla Heiss(2)	24,494	*
Robert W. Alspaugh	28,905	*
Malcolm P. Baker	61,643	*
Annabelle Bexiga	9,159	*
Claude Germain(4)	49,821	*
Kenneth Hanau	44,143	*
John S. Hextall	31,643	*
Terri A. Pizzuto	—	—
Niharika Ramdev	3,947	*
Robert L. Rosner	5,186	*
Simon R. Vernon	132,721	*
All directors and executive officers as a group (14 persons)(5)	1,094,993	2.0%
*    None of the directors, director nominees or Named Executive Officers beneficially owned 1% or more of the Company’s outstanding shares.
(1)Includes 85,000 common shares held in a family trust.
(2)For each Named Executive Officer, number of shares beneficially owned includes restricted shares granted in 2021, 2022, and 2023 as follows: Mr. Sondey (114,624); Mr. Burns (2,660); Mr. O’Callaghan (18,875); Mr. Valentine (19,869) and Ms. Heiss (17,816).
(3)Reflects beneficial ownership of John Burns as of December 31, 2022. Mr. Burns retired as the Company's Senior Vice President and Chief Financial Officer effective December 31, 2022. Includes net shares that vested pursuant to the terms of Mr. Burns’ retirement and release agreement.
(4)Includes 2,348 shares held by his spouse.
(5)Excludes shares beneficially owned by Mr. Burns who ceased serving as an executive officer of the Company effective December 31, 2022. Includes 12,000 shares beneficially owned by Michael Pearl as of March 1, 2023, of which 9,511 are restricted shares granted in 2021, 2022 and 2023. Mr. Pearl was appointed as the Company’s Senior Vice President and Chief Financial Officer effective

2023 Proxy Statement	67

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS
January 1, 2023 and is a current executive officer of the Company. Mr. Pearl is not separately included in the table because he was not a Named Executive Officer for the Company’s fiscal year ended December 31, 2022.

	Shares Beneficially Owned
Five Percent and Greater Shareholders	Number	Percent(1)
BlackRock, Inc.(2)	4,149,745	7.4%
The Vanguard Group(3)	7,860,482	14.0%
Dimensional Fund Advisors LP(4)	4,586,822	8.2%
(1)The percentages of beneficial ownership are based on 56,063,587 common shares of Triton International Limited outstanding as of March 1, 2023.
(2)Based on the Schedule 13G/A filed with the SEC on January 31, 2023 by BlackRock, Inc. BlackRock, Inc. had sole voting power over 4,009,964 common shares and sole dispositive power over 4,149,745 common shares it beneficially owned as of December 31, 2022. The principal business office address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(3)Based on the Schedule 13G/A filed with the SEC on February 9, 2023 by The Vanguard Group. The Vanguard Group had sole dispositive power over 7,740,271 common shares, shared voting power over 60,288 common shares and shared dispositive power over 120,211 common shares it beneficially owned as of December 31, 2022. The principal business office address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(4)Based on the Schedule 13G/A filed with the SEC on February 10, 2023 by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP had sole voting power over 4,489,282 common shares and sole dispositive power over 4,586,822 common shares it beneficially owned as of December 31, 2022. The principal business office address for Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, Texas 78746.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires Triton’s officers and directors, and holders of more than 10% of a registered class of Triton’s equity securities, to file reports of ownership of such securities with the Securities and Exchange Commission. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish Triton with copies of all Section 16(a) forms they file.
Based on a review of the copies of Forms 3, 4 and 5 furnished to Triton and written representations by our directors and officers, Triton believes that all Section 16(a) filing requirements applicable to its officers, directors and 10% holders were complied with in a timely manner during 2022.

68	TRITON

Information About the Annual Meeting and Voting
General
This proxy statement and the accompanying Notice of Annual General Meeting of Shareholders are being furnished in connection with the solicitation by the Board of Directors of Triton International Limited (“Triton,” the “Company,” “us,” “our” or “we”) of proxies for use at the Annual General Meeting of Shareholders (the “Annual Meeting”) to be held virtually on April 27, 2023 at 12:00 p.m. Eastern Daylight Time, and at any adjournment or postponement thereof, for the purposes set forth in the preceding Notice of Annual General Meeting of Shareholders. This proxy statement and the proxy card for the Annual Meeting are first being made available to shareholders of record on or about March 15, 2023.
This year’s Annual Meeting will be held online via live webcast. See “Important Information About the Virtual Shareholder Meeting” below for more information about the virtual meeting.
How do I access the proxy materials?
We are providing access to our proxy materials (including this proxy statement and our 2022 Annual Report) over the Internet pursuant to “notice and access” rules adopted by the SEC. Beginning on or about March 15, 2023, we will send Notices of Internet Availability of Proxy Materials (each, a “Notice”) by mail to shareholders entitled to notice of or vote at the Annual Meeting. The Notice includes instructions on how to view the electronic proxy materials on the Internet, which will be available to all shareholders beginning on or about March 15, 2023. The Notice also includes instructions on how to elect to receive future proxy materials by email and how to receive a printed set of proxy materials. If you choose to receive future proxy materials by email, next year you will receive an email with a link to the proxy materials and proxy voting site, and will continue to receive proxy materials in this manner until you terminate your election. We encourage you to take advantage of the availability of our proxy materials on the Internet.
Who can vote?
Only holders of record as of the close of business on March 1, 2023 (the “Record Date”) of the common shares are entitled to vote at the Annual Meeting. On the Record Date, there were 56,063,587 common shares issued and outstanding.
What proposals will be voted on at the Annual Meeting?
Shareholders will vote on the following proposals at the Annual Meeting:
•the election of the 11 director nominees identified in this proxy statement to serve on our Board of Directors (Proposal 1);
•an advisory vote to approve the compensation of our Named Executive Officers as described in this proxy statement (Proposal 2);
•an advisory vote on the frequency of future advisory votes to approve executive compensation (Proposal 3);
•the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2023 and the authorization of their remuneration (Proposal 4); and
•such other business as may properly be brought before the Annual Meeting (including any adjournment or postponement(s) thereof).
In addition, in accordance with Section 84 of the Bermuda Companies Act and bye-law 39 of our Bye-Laws, our audited financial statements for the fiscal year ended December 31, 2022 will be presented at the Annual Meeting. These audited financial statements are included in the 2022 Annual Report. There is no requirement under Bermuda law that these financial statements be approved by shareholders, and no such approval will be sought at the Annual Meeting.

2023 Proxy Statement	69

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
How does our Board of Directors recommend that I vote on the proposals?
1.“FOR” the election of the 11 director nominees identified in this proxy statement to serve on our Board of Directors until the 2024 Annual General Meeting of Shareholders or until their respective successors are elected and qualified;
2.“FOR” the approval of the compensation of our Named Executive Officers as described in this proxy statement;
3.For “1 YEAR” for the advisory vote on the frequency of future advisory votes to approve executive compensation; and
4.“FOR” the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2023 and the authorization of their remuneration.
If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy card will vote the shares represented by all properly executed proxies in their discretion.
How many votes can I cast?
You will be entitled to one vote per common share owned by you on the Record Date on all matters.
How do I vote by proxy?
Vote by Internet
The Notice, proxy card or voting instruction form contain instructions on how to view our proxy materials and vote your shares on the Internet. An electronic copy of this proxy statement and the 2022 Annual Report are available at www.proxyvote.com. You may use the Internet to transmit your voting instructions until 11:59 p.m., Eastern Daylight Time, on April 26, 2022. You should have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. You may also vote online during the Annual Meeting by following the instructions provided under “Important Information About the Virtual Shareholder Meeting.”
Vote With Your Mobile Device
Scan the QR code on your Notice, proxy card or voting instruction form with a mobile device and follow the instructions. Voting by mobile device will be available until 11:59 p.m., Eastern Daylight Time, on April 26, 2022.
Vote by Telephone 1-800-690-6903
Call 1-800-690-6903 from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. To be valid, a submission by telephone must be received by 11:59 p.m., Eastern Daylight Time, on April 26, 2022.
Vote by Mail
Follow the instructions on your proxy or voting instruction form to vote on the proposals to be considered at the Annual Meeting. Sign, date and return the proxy card or voting instruction form as instructed.
The proxy holders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card or voting instruction form but do not vote on the proposals, the proxy holders will vote for you on the proposals.
Unless you instruct otherwise, the proxy holders will vote “FOR” the nominees proposed by our Board of Directors, “FOR” the advisory approval of the compensation of our Named Executive Officers as described in this proxy statement, for “1 YEAR” for the advisory vote on the frequency of future advisory votes to approve executive compensation, and “FOR” the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2023 and the authorization of their remuneration.
What if other matters come up at the Annual Meeting?
The matters described in this proxy statement are the only matters we know will be voted on at the Annual Meeting. If other matters are properly presented at the Annual Meeting or any adjournment or postponement thereof, the proxy holders will vote your shares in their discretion.

70	TRITON

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
What can I do if I change my mind after I vote my shares?
You can revoke your proxy either by (i) giving our Secretary a written notice revoking your proxy, (ii) voting again on the Internet, by mobile device or by telephone (only your latest proxy submitted prior to the deadline for voting will be counted), (iii) signing, dating and returning a new proxy card bearing a later date or (iv) attending the Annual Meeting via the live webcast and voting online. Your online attendance at the Annual Meeting will not revoke your proxy unless you vote online during the meeting. Notices should be sent to our Secretary at Triton International Limited, Victoria Place, 5th Floor, 31 Victoria Street, Hamilton HM 10 Bermuda.
Can I vote online during the Annual Meeting?
Although we encourage you to vote in advance via the Internet, using your mobile device, by telephone, or by completing and returning the proxy card to ensure that your vote is counted, you can attend the Annual Meeting online and vote your shares online at that time.
What do I do if my shares are held in “street name”?
If your shares are held in the name of your broker, a bank, or other nominee, you will receive material from that firm with instructions for voting your shares. Most brokers offer the ability of shareholders to submit voting instructions by mail by completing a voting instruction form, by telephone and over the Internet.
What are broker non-votes?
Broker non-votes are shares held in street name by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote those shares as to a particular matter. Under the rules of the New York Stock Exchange, your broker or nominee does not have discretion to vote your shares on non-routine matters such as Proposal 1 (election of directors), Proposal 2 (advisory vote to approve the compensation of Named Executive Officers) and Proposal 3 (advisory vote on the frequency of future advisory votes to approve executive compensation). However, your broker or nominee does have discretion to vote your shares on routine matters such as Proposal 4 (appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2023 and authorization of their remuneration). Broker non-votes are not counted for purposes of determining whether a proposal has been approved.
What is a quorum?
We will hold the Annual Meeting if a quorum is present. A quorum will be present if the holders of a majority of the common shares entitled to vote on the Record Date are present via the live webcast or by proxy at the Annual Meeting. Without a quorum, we cannot hold the meeting or transact business. If you vote via the Internet, by mobile device, by telephone, or sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on the proposals listed on the proxy card. Abstentions and broker non-votes will also be counted as present for purposes of determining if a quorum exists.
What vote is necessary to approve the proposals?
Passage of Proposal 1 (election of directors) requires, for each director, the affirmative vote of a majority of the votes cast. You will not be able to cumulate your votes in the election of directors. Approval of Proposal 2 (advisory vote to approve the compensation of Named Executive Officers) requires the affirmative vote of a majority of the votes cast, although such vote will not be binding on us. With respect to Proposal 3 (advisory vote on the frequency of future advisory votes to approve executive compensation), the frequency option receiving a plurality of the votes cast will be deemed to be the frequency selected by the shareholders, although such vote is not binding on us. Approval of Proposal 4 (appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2023 and authorization of their remuneration) requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present; however, in tabulating the voting results for any particular proposal abstentions and broker non-votes will have no effect on the outcome of the matter.
Who will count the votes?
We have retained Broadridge Financial Solutions, Inc. to act as the inspector of election and tabulate the votes at the Annual Meeting.
Who pays for the proxy solicitation?
We will bear the expense of soliciting proxies for the Annual Meeting, including the costs of distributing proxy materials to our shareholders. In addition to solicitation by mail, directors, officers and other employees also may solicit proxies personally, by telephone or through electronic communications, but will not receive specific compensation for doing so. We may reimburse brokerage firms and others holding shares in their names or in names of nominees for their reasonable out-of-pocket expenses in sending proxy materials to beneficial owners. We have engaged Innisfree M&A Incorporated to solicit proxies for an estimated fee of $10,000, plus expenses.

2023 Proxy Statement	71

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Important Information About the Virtual Shareholder Meeting
Triton International Limited’s 2023 Annual Meeting will be conducted online only, via a live webcast. It is important to Triton that our shareholders are able to have robust participation rights in our virtual annual meeting. Below are some frequently asked questions regarding the virtual format for our Annual Meeting.
Why is this meeting virtual only?
As a precautionary measure in light of public health concerns regarding the COVID-19 pandemic, and to provide expanded access, improved efficiency and cost savings for our shareholders and Triton, the Annual Meeting will be held online via live webcast. There will not be a physical location for the Annual Meeting and you will not be able to attend the Annual Meeting in person. We believe that holding a virtual meeting enables increased attendance and participation since shareholders can attend the meeting from any location with an internet connection, while saving the Company and our shareholders time and money. We have designed the meeting to offer substantially the same participation opportunities to our shareholders as an in-person meeting. Our directors will also attend the virtual meeting.
How can I participate in the Annual Meeting?
To participate, visit www.virtualshareholdermeeting.com/TRTN2023 and log in with your 16-digit control number included in your proxy materials.
When can I join the Annual Meeting online?
You may begin to log into the virtual meeting platform beginning at 11:45 a.m. Eastern Daylight Time on April 27, 2023. The meeting will begin promptly at 12:00 p.m. Eastern Daylight Time on April 27, 2023. We encourage our shareholders to access the meeting prior to its start time.
How can I ask questions and vote?
We encourage you to vote in advance by visiting www.proxyvote.com. Shareholders may also vote and submit questions online during the meeting. To participate in the meeting webcast visit www.virtualshareholdermeeting.com/TRTN2023.
If you wish to submit a question during the Annual Meeting, you may do so by logging into the virtual meeting platform, entering your 16-digit control number included in your proxy materials, typing your question into the “Ask a Question” field, and clicking “Submit.” Questions pertinent to meeting matters will be addressed during the Annual Meeting, subject to time constraints. Questions or comments that relate to proposals that are not properly brought before the Annual Meeting, relate to matters that are not the proper subject for action by shareholders, are irrelevant to our business, relate to material non-public information of the Company, relate to personal concerns or grievances, are derogatory to individuals or otherwise in bad taste, are in substance repetitious of a question or comment made by another shareholder, or are otherwise not suitable for the conduct of the Annual Meeting, in our reasonable discretion, will not be answered. Additional rules of conduct and procedures may apply during the Annual Meeting and will be available for you to review in advance of the meeting at www.virtualshareholdermeeting.com/TRTN2023.
What if I lost my 16-digit control number?
You will be able to log in as a guest. To access the meeting webcast visit www.virtualshareholdermeeting.com/TRTN2023 and register as a guest. You will not be able to vote your shares or submit questions during the meeting if you access the meeting as a guest.
What if I experience technical difficulties?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on www.virtualshareholdermeeting.com/TRTN2023. Technical support will be available beginning at 11:45 a.m. Eastern Daylight Time on April 27, 2023 through the conclusion of the Annual Meeting.
What if I have additional questions?
You may contact Triton Investor Relations at 914-697-2900.

72	TRITON

Miscellaneous
Shareholder Proposals for the 2024 Annual Meeting
Under Securities and Exchange Commission rules, if a shareholder wishes to submit a proposal to be considered for inclusion in our proxy statement for the 2024 Annual General Meeting of Shareholders, the Company must receive the proposal in writing on or before November 16, 2023 unless the date of the 2024 Annual General Meeting of Shareholders is changed by more than 30 days from the date of the last annual general meeting, in which case the proposal must be received no later than a reasonable time before the Company begins to print and send its proxy materials. All proposals must comply with SEC Rule 14a-8 and should be sent to our Secretary, Triton International Limited, at Victoria Place, 5th Floor, 31 Victoria Street, Hamilton HM 10, Bermuda.
If a shareholder wishes to submit a proposal for business to be brought before the 2024 Annual General Meeting of Shareholders outside of SEC Rule 14a-8, including with respect to shareholder nominations of directors, notice of such matter must be received by the Company, in accordance with the provisions of the Company’s Bye-Laws, no earlier than December 29, 2023 and no later than January 28, 2024. Notice of any such proposal also must include the information specified in our Bye-Laws and should be sent to Secretary, Triton International Limited, c/o Ocorian Services (Bermuda) Limited at Victoria Place, 5th Floor, 31 Victoria Street, Hamilton HM 10, Bermuda. In addition to our Bye-Laws, please see the section titled “Director Nomination Process” for a description of the procedures to be followed by a shareholder who wishes to recommend a director candidate to the Nominating and Corporate Governance Committee for its consideration.
Additionally, under Bermuda law, shareholders holding not less than five percent of the total voting rights or 100 or more shareholders together may require us to give notice to our shareholders of a proposal to be submitted at an annual general meeting. Generally, notice of such a proposal must be received by us at our registered office in Bermuda (located at Victoria Place, 5th Floor, 31 Victoria Street, Hamilton HM 10, Bermuda) not less than six weeks before the date of the meeting and must otherwise comply with the requirements of Bermuda law.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any other proxy materials that are delivered, to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers may household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once shareholders have received notice from their broker or us that materials will be sent in the householding manner to the shareholders’ address, householding will continue until otherwise notified or until the shareholder revokes such consent. If, at any time, shareholders no longer wish to participate in householding and would prefer to receive a separate proxy statement, they should notify their broker if shares are held in a brokerage account or if they hold registered shares they should contact our Investor Relations department at (914) 697-2900 or by mail at Victoria Place, 5th Floor, 31 Victoria Street, Hamilton HM 10, Bermuda. Any beneficial owner can request (i) to receive a separate copy of an annual report or proxy statement for this meeting, (ii) to receive separate copies of those materials for future meetings, or (iii) if the shareholder shares an address and wishes to request delivery of a single copy of annual reports or proxy statements, you can make your request in writing to your broker.
Forward-Looking Statements
This proxy statement contains forward-looking statements that involve a number of risks and uncertainties. Words such as “anticipate,” “expect,” “intend,” “goal,” “target,” “seek,” “strive,” “potential,” “future,” “plan,” “forecast,” “believe,” “estimate,” “continue,” “may,” “will,” “would,” “should,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. In addition, any statements that refer to our future environmental and social objectives, management and/or financial performance, anticipated growth and trends in our business, our ability to recruit, hire or retain key employees or highly qualified and diverse directors or employees, and other characterizations of future events, objectives or circumstances are forward-looking statements. Such statements are based on our expectations as of the date of this filing, or an earlier date if indicated, and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include those described throughout our 2022 Annual Report on Form 10-K that accompanies this proxy statement, and particularly the “Risk Factors” section included therein, as well as subsequent reports filed with the SEC. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

2023 Proxy Statement	73

MISCELLANEOUS
Annual Report on Form 10-K
A copy of Triton International Limited’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC, will be furnished without charge to beneficial shareholders or shareholders of record upon written request to Investor Relations at Triton International Limited, Victoria Place, 5th Floor, 31 Victoria Street, Hamilton HM 10, Bermuda.
Adjournment of the 2023 Annual General Meeting of Shareholders
In the event there are not sufficient votes to approve any proposal incorporated in this proxy statement at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies from holders of our common shares. Proxies solicited by our Board of Directors grant discretionary authority to vote for any adjournment, if necessary. If it is necessary to adjourn the Annual Meeting and adjournment is for a period of not less than 30 days, no notice of the time and place of the adjourned meeting is required to be given to our shareholders other than an announcement of the time and place of the Annual Meeting. A majority of the shares represented and voting at the Annual Meeting or a majority of the Board of Directors is required to approve the adjournment, regardless of whether there is a quorum present at that meeting.
Other Business
The Board of Directors does not intend to present any business at the Annual Meeting other than as set forth in the accompanying Notice of Annual General Meeting of Shareholders, and has no present knowledge that any others intend to present business at the Annual Meeting. If, however, other matters requiring the vote of the shareholders properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the accompanying proxy will have discretionary authority to vote the proxies held by them in accordance with their judgment as to such matters.

March 15, 2023 By Order of the Board of Directors Carla L. Heiss Secretary

74	TRITON

Appendices
Appendix A-Reconciliation of Non-GAAP Financial Measures
Non-GAAP Financial Measures
This proxy statement includes certain non-GAAP financial measures and certain financial measures computed using non-GAAP components, as defined by the SEC, including Adjusted EPS, Adjusted Return on Equity and Cash Flow before Capital Expenditures. These measures are not prepared in accordance with GAAP and should not be considered as a substitute for the directly comparable GAAP measures. Additionally, our non-GAAP financial measures may be different from similar non-GAAP financial measures used by other companies.
We use Adjusted EPS and Adjusted Return on Equity as compensation performance metrics and as financial performance metrics in making operational and strategic decisions, and these non-GAAP measures are disclosed in this proxy statement in these capacities. We believe presenting Adjusted EPS and Adjusted Return on Equity information provides investors and other users of our financial statements with meaningful supplemental information for purposes of analyzing year-to-year financial performance on a comparable basis and assessing trends. We use Cash Flow before Capital Expenditures as a compensation performance metric and this non-GAAP measure is disclosed in this proxy statement solely in that capacity. We have provided a reconciliation of the non-GAAP measures used in this proxy statement to the most directly comparable GAAP measures or components below.
Adjusted EPS (Adjusted net income per share-diluted) is defined as Adjusted net income divided by the diluted weighted average number of common shares outstanding. Adjusted net income is defined as net income (loss) attributable to common shareholders including debt termination expenses net of tax, unrealized (gains) and losses on derivative instruments net of tax, and foreign and other income tax adjustments, as well as other non-recurring transactions.
Adjusted Return on Equity is defined as Adjusted net income divided by average shareholders’ equity. Average shareholders’ equity is calculated using the ending shareholders’ equity from each quarter in the current year and December 31 of the previous year, adjusted to exclude preferred shares.
Cash Flow before Capital Expenditures is defined as income (loss) before income taxes including unrealized (gains) and losses on derivative instruments, debt termination expenses, depreciation and amortization, principal payments on finance leases, NBV of container disposals, less preferred stock dividends and the impact of excluding non-recurring items. For 2022, in calculating payouts under Triton’s annual incentive plan, negative discretion was used to reduce results achieved for Cash Flow before Capital Expenditures primarily to eliminate non-recurring amounts associated with certain large unanticipated buyouts of finance leases that Triton had entered into earlier in the same year.
Non-GAAP Reconciliation of Adjusted Net Income/Adjusted EPS
(In thousands, except per share amounts)

	Twelve Months Ended,
	December 31, 2022	December 31, 2021	December 31, 2020	December 31, 2019	December 31, 2018
Net income (loss) attributable to common shareholders	$694,810	$484,500	$288,417	$339,041	$349,555
Add (subtract):
Unrealized (gain) loss on derivative instruments	(303)	—	282	3,063	384
Debt termination expense	1,589	131,818	21,522	2,105	5,444
Transaction and other costs (income)	—	—	—	—	79
Gain on sale of building	—	—	—	—	(16,316)
State and other income tax adjustments	8,041	(1,453)	1,390	(517)	(881)
Tax benefit from vesting of restricted shares	(1,291)	(683)	(390)	(2,037)	—
Tax adjustments related to intra-entity asset transfer	—	—	8,629	—	24,728
Adjusted net income	$702,846	$614,182	$319,850	$341,655	$362,993
Adjusted net income per share – Diluted	$11.32	$9.16	$4.61	$4.57	$4.52
Weighted average number of common shares outstanding – Diluted	62,100	67,068	69,345	74,700	80,364

TRITON	A-1

APPENDICES
Calculation of Adjusted Return on Equity
(In thousands)

	Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2020	December 31, 2019	December 31, 2018
Adjusted net income	$702,846	$614,182	$319,850	$341,655	$362,993

Average Shareholders’ equity	$2,473,570	$2,187,185	$2,010,255	$2,136,109	$2,174,714

Return on equity	28.4%	28.1%	15.9%	16.0%	16.7%
Non-GAAP Reconciliation of Cash Flow before Capital Expenditures (in thousands)

	Twelve Months Ended,
	December 31, 2022	December 31, 2021	December 31, 2020
Income (loss) before income taxes	$817,729	$580,597	$368,019
Unrealized (loss) gain on derivative instruments, net	(343)	—	286
Debt termination expense	1,933	133,853	24,734
Adjusted income before income taxes	819,319	714,450	393,039
Depreciation and amortization	634,837	626,240	542,128
Principal payments on finance leases	180,075	74,117	78,333
NBV of container disposals	181,072	110,018	217,331
Preferred stock dividends	(52,112)	(45,740)	(41,362)
Impact of excluding certain items	(39,192)	—	—
Cash flow before capital expenditures	$1,723,999	$1,479,085	$1,189,469

A-2	2023 Proxy Statement

Triton International Limited Victoria Place, 5th Floor 31 Victoria Street Hamilton, HM 10 Bermuda https://www.tritoninternational.com

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TRTN2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D95788-P85805

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRITON INTERNATIONAL LIMITED

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Brian M. Sondey	☐	☐	☐
1b. Robert W. Alspaugh	☐	☐	☐
1c. Malcolm P. Baker	☐	☐	☐
1d. Annabelle Bexiga	☐	☐	☐
1e. Claude Germain	☐	☐	☐
1f. Kenneth Hanau	☐	☐	☐
1g. John S. Hextall	☐	☐	☐
1h. Terri A. Pizzuto	☐	☐	☐
1i. Niharika Ramdev	☐	☐	☐
1j. Robert L. Rosner	☐	☐	☐
1k. Simon R. Vernon	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. ADVISORY VOTE TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
3. ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
4. APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZATION OF REMUNERATION.	☐	☐	☐

NOTE: Proposals to be voted on at the meeting include such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D95789-P85805

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 27, 2023

The undersigned hereby appoint(s) Brian M. Sondey, Michael S. Pearl and Carla Heiss as proxies, each with full power of substitution, to represent and vote as designated all common shares of Triton International Limited held of record by the undersigned on March 1, 2023 at the Annual General Meeting of Shareholders of Triton International Limited to be held virtually, at 12:00 p.m., Eastern Daylight Time, on April 27, 2023 with authority to vote upon the matters listed on this proxy card and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. IF ANY OTHER BUSINESS SHOULD PROPERLY BE BROUGHT BEFORE THE ANNUAL GENERAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, THE PERSONS NAMED AS PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THEIR JUDGMENT.

PLEASE ACT PROMPTLY
SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

Continued and to be signed on reverse side